Human Resources Plan
Executive Severance
______________________________________________________________________________
As Updated, Amended and Restated 10/10/2017,
Updated to Reflect new Exhibits 11/14/19, Brand launch 10/2020

Exhibit 10.11

Summary Plan Description

for the

LUMEN

EXECUTIVE SEVERANCE PLAN*

AS AMENDED AND RESTATED
EFFECTIVE OCTOBER 10, 2017

Updated to Reflect New Exhibits effective Nov. 14, 2019
*Brand launch Oct. 2020

*The Lumen brand was launched on September 14, 2020. As a result, CenturyLink, Inc. is referred to as Lumen Technologies, or simply Lumen. The legal name CenturyLink, Inc. is expected to be formally changed to Lumen Technologies, Inc. upon the completion of all applicable requirements.

Exhibit 10.11
SUMMARY PLAN DESCRIPTION

YOUR ERISA RIGHTS    ii

OTHER IMPORTANT FACTS ABOUT THE LUMEN EXECUTIVE SEVERANCE
PLAN    v

CIRCUMSTANCES THAT MAY AFFECT YOUR PLAN BENEFITS    viii

LIST OF PARTICIPATING COMPANIES    x

PLAN TABLE OF CONTENTS

ARTICLE I     PURPOSE OF PLAN    1

ARTICLE II     DEFINITIONS    1

ARTICLE III     ELIGIBILITY FOR BENEFITS    9

ARTICLE IV     DETERMINATION OF SEVERANCE BENEFITS    10

ARTICLE V     TIMING AND METHOD OF PAYMENT AND
LIMITATION ON BENEFITS    13

ARTICLE VI     RESTRICTIVE COVENANTS    16

ARTICLE VII     PLAN ADMINISTRATOR    19

ARTICLE VIII     AMENDMENT, SUSPENSION AND TERMINATION    22

ARTICLE IX     CLAIMS PROCEDURES    22

ARTICLE X     MISCELLANEOUS    24

EXHIBIT A     FORM OF RELEASE AGREEMENT    A-1

EXHIBIT B     ARBITRATION PROVISION    B-1

Exhibit 10.11

LUMEN EXECUTIVE SEVERANCE PLAN
SUMMARY PLAN DESCRIPTION
Lumen Technologies, Inc. (hereinafter, inclusive of subsidiaries, successors and predecessor companies referred to as “Lumen” or “Company”) is pleased to provide you with this Summary Plan Description (hereinafter “SPD”) for the Lumen Executive Severance Plan (the “Plan”). This SPD and the Lumen Executive Severance Plan document, which is attached, describe your benefits, as well as rights and responsibilities, under the Plan. This is an unfunded welfare plan sponsored by the Company. This Plan provides benefits for Employees who, as of Termination Date, have a job in grades M6 or above or El or above, or equivalent grades if a different job grading system is used, as reflected in the Company’s personnel records.
PURPOSE: This section of this document provides you with a summary of benefits and tells you where to find important information such as deadlines, obligations, as well as, administrative and other information about the Plan.
RESERVED RIGHTS: If there is any conflict between the terms of the Plan document and this SPD, the terms of the Plan document will govern. The Company has delegated and reserved to the Plan Administrator, the Employee Benefits Committee, the right to interpret and resolve any ambiguities in the Plan or any document relating to the Plan in its sole and absolute discretion. Benefits are determined by the Company in its sole and absolute discretion and do not create a contract of employment.
YOUR ERISA RIGHTS
If you are a participant in the Plan, which is a component benefit plan of the Company’s Welfare Benefits Plan (Unfunded) and which is subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), you are entitled to certain rights and protections under ERISA. ERISA provides that all plan participants are entitled to:
Receive Information About the Plan and Benefits
•Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as work sites, all documents governing the Plan, including a copy of the most recently filed annual report (Form 5500) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.
•Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, a copy of the latest annual report (Form 5500 Series) if required to be filed, and a copy of the most recent summary plan description. The Plan Administrator may make a reasonable charge for the copies requested.
Prudent Actions by Plan Fiduciaries
In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of employee benefit plans. The people who operate plans

Exhibit 10.11
subject to ERISA, called “fiduciaries” of the plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining benefits or exercising your rights under ERISA.
Enforce Your Rights
If your claim for benefits is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. The applicable procedures for requesting review are set forth in the Plan (attached), specifically in Article IX of the Plan.
Under ERISA, there are steps you can take to enforce your legal rights. For instance, if you request a copy of plan documents or the latest annual report from a plan (if not exempt from such filing requirement) and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the Plan Administrator’s control or there was no filing obligation. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court.
If it should happen that plan fiduciaries misuse plan money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.
Assistance with Your Questions
If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your local telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration at 1-866-444-EBSA (3272) or by going to its website at: www.dol.gov/ebsa.

Exhibit 10.11
OTHER IMPORTANT FACTS ABOUT
THE LUMEN EXECUTIVE SEVERANCE PLAN
Plan Year - The fiscal year of the Plan begins on January 1 and ends on December 31.
Plan Type. Name and Number - The Plan is a component benefit plan of the Company’s Welfare Benefits Plan which is welfare benefit plan that is an “umbrella” plan. The Plan subject to the federal law known as “ERISA.” The plan number assigned to the Plan for reporting purposes is: 513. The Plan has been renamed with the September 2020 Brand launch: The Lumen brand was launched on September 14, 2020. As a result, CenturyLink, Inc. is referred to as Lumen Technologies, or simply Lumen. The legal name CenturyLink, Inc. is expected to be formally changed to Lumen Technologies, Inc. upon the completion of all applicable requirements.
Plan Funding and Administration - The Plan is an unfunded component welfare benefit plan of the Company’s Welfare Benefits Plan and is self-administered by the Company. Benefits are paid for by the Company. No employee contributions are required.
Identification of Plan Sponsor. Plan Administrator and Participating Companies - Lumen Technologies, Inc.* is the Plan Sponsor and the Lumen Employee Benefits Committee is the Plan Administrator of the Plan for purposes of ERISA. *The Lumen brand was launched on September 14, 2020. As a result, CenturyLink, Inc. is referred to as Lumen Technologies, or simply Lumen. The legal name CenturyLink, Inc. is expected to be formally changed to Lumen Technologies, Inc. upon the completion of all applicable requirements.
The federal tax identification number is 72-0651161. The address for the Plan Sponsor is:
Lumen Technologies, Inc.*
100 CenturyLink Drive
Monroe, LA 71203-2041
* The Lumen brand was launched on September 14, 2020. As a result, CenturyLink, Inc. is referred to as Lumen Technologies, or simply Lumen. The legal name CenturyLink, Inc. is expected to be formally changed to Lumen Technologies, Inc. upon the completion of all applicable requirements.
The address for the Plan Administrator is:
Lumen Employee Benefits Committee
214 E. 24th Street
Vancouver, WA 98663
However, please note that Claims and Appeals under the Plan should be directed to:
Lumen
Attn: Kate Fisher
14111 Capital Blvd., NCWKFRO326
Wake Forest, NC 27587-5900

Exhibit 10.11
Exhibit C, attached at the end of the attached plan document, is the List of Participating Companies and is updated from time to time without advance notice. Exhibit C is also available for examination at the office of the Plan Administrator during business hours. You may obtain a complete list of the Participating Companies upon making a written request to the Plan Administrator at the address above.
Service of Legal Process - Legal Process may be served on the Company’s registered agent, CT Corporation System, at the following address:
CT Corporation System
5615 Corporate Boulevard
Suite 400B
Baton Rouge, LA 70808
Eligibility - The definition of “Eligible Employee” in Plan Article II establishes and describes eligibility and this definition has changed overtime. To be eligible, an Employee must have, as of his Termination Date, a job in grades M6 or above or El or above, or equivalent grades if a different job grading system is used, as reflected in the Company’s personnel records. Other terms and conditions for Eligibility for benefits are explained in Section 3.01 (Conditions). Please Note: The definition of “Eligible Employee” in Article II also describes who is ineligible for benefits under the Plan. For example, if you are a Temporary Employee or are classified as a Project Based Employee, or if you voluntarily resign, you are ineligible for benefits. Refer to the Eligible Employee definition in Article II of the Plan.
Note for Level 3 employees effective Nov. 14, 2019: With the successful completion of the LVLT Corporate Transaction, you are participants in the Plan, subject to its terms and conditions. The “LVLT Corporate Transaction” means the corporate combination transaction described in the Agreement and Plan of Merger, dated as of October 31, 2016, by and among CenturyLink, Inc., Wildcat Merger Sub 1 LLC, WWG Merger Sub LLC and Level 3 Communications, Inc.
Conditions for Receipt of Benefits - An explanation of the conditions that must be fulfilled to receive benefits (such as, Release of claims, compliance with restrictive covenants, offsets from benefits, etc.) is in Article Ill, Section 3.01. As a condition to receiving Severance Benefits under this Plan, Participants are required to sign and timely return a form of Release in full of all claims, attached as Exhibit A, which form is subject to change over time and from time to time. Each Eligible Employee is required to adhere in all respects to the Company’s ethics and compliance program, Code of Conduct, Employee Handbook and/or other applicable policies.
There is a Non-Compete Period which is the one year (12 consecutive months, not necessarily a calendar year) time period immediately following your Termination Date. For more information refer to the Article II definition of “Non-Compete Period” and Section 6.03 which explains that in exchange for Benefits, you agree not to engage in Competitive Employment which is also defined in Article II. Section 6.04 explains the obligation not to solicit Customers or other Employees. Please review these provisions carefully.
Your benefits may be impacted if you are offered a Comparable Position as defined by Article II.
Benefits. The purpose of the Plan is to provide benefits, Severance Pay and subsidized COBRA coverage for the Severance Period (and possibly up to a maximum of 12 months). Refer to

Exhibit 10.11
Exhibit D which has a matrix of the eligibility for COBRA subsidy. There is also an outplacement assistance benefit available to Eligible Employees by a reputable firm specializing in such services. Such assistance shall comply with the requirements of the duration of Treasury Regulation § 1.409A-1(b)(9)(v)(A).
For an Involuntary Termination, other than a Change in Control Termination, refer to Section 4.01. For a Change in Control Termination, refer to Section 4.02. Section 4.03 details the benefits available to Eligible Employees who incur either Involuntary or Change in Control Terminations. Section 4.01A explains the Lower Performer Benefit and who is eligible.
Service. Your Service with the Company is used to determine the amount of your Benefits. Please refer to the definition of Service in Plan Article II.
Timing and Method of Payments. Severance Pay is paid differently depending on whether the action is a Non-Change in Control Termination or a Change in Control Termination (refer to Article II for definitions of both Non-Change in Control Termination and Change in Control Termination).
Non-Change in Control Severance Benefits are paid in prorated installments, less withholding for all applicable federal, state and local taxes, over the length of the Participant’s Severance Period. Such installments will begin no later than 60 days after the Eligible Employee’s Termination Date, and will be paid on a bi-weekly basis, subject to the Eligible Employee’s execution of a Release and the expiration of the seven day revocation period. Refer to Section 5.01(a).
Change in Control Severance Payments are paid in a single lump sum cash payment, less withholding for all applicable federal, state, and local taxes, subject to the Eligible Employee’s execution of a Release and the expiration of the seven day revocation period. Refer to Section 5.01(b).
COBRA. Continuation health care coverage under the federal law known as “COBRA” is explained in Section 4.03(a) and summarized here. Your contribution obligation depends upon when you were notified and terminated from employment as described below.
Your current health coverage (medical, dental, and vision) will continue through the end of the month in which you separate from employment. (For example, if your separation from employment occurs on March 15, your health coverage will continue through March 31. If your separation of employment occurs on March 31 your health coverage will continue until midnight on March 31).
Once your health coverage terminates, you will have the opportunity to elect to continue your health coverage under the federal law, the Consolidated Omnibus Budget Reconciliation Act (COBRA), at the same cost to you while you were actively employed (the active employee rate, which is subject to change), for up to a maximum of the 18 month COBRA period (this is referred to as “subsidized COBRA coverage”). Typically, the COBRA period is a maximum of 18 months from the date coverage would otherwise terminate. The COBRA package will provide you with a description of your right to continue coverage through COBRA. Your COBRA continuation coverage period includes the period of subsidized COBRA coverage so that the maximum period of COBRA continuation coverage is 18 months (unless a second qualifying event occurs to extend it).

Exhibit 10.11
Subsidized COBRA Coverage: Certain Eligible Employees are also eligible for subsidized COBRA coverage but not all. For example, for Legacy Company Employees, eligibility for COBRA subsidy is explained in Exhibit D of the Plan; The individual would be required to pay the active employee share of the premium, which is subject to change. Subsidized COBRA coverage will terminate upon the earlier of:
•the date you discontinue COBRA coverage or otherwise become ineligible for COBRA coverage, or
•the date you are eligible to enroll (regardless of whether you actually enroll) in other group medical coverage.
You may elect to continue coverage for the balance of any COBRA period remaining, after the applicable subsidized COBRA coverage ends, by paying the COBRA rate, which is 102% of the cost of coverage.
The Section 4.03 subsidy does not extend the period for which you are eligible for COBRA continuation coverage.
Reminder: It is important that former employees report all address changes to Lumen through the Service Center at 1-800-729-7526.
Claims and Appeals - An Eligible Employee may make a claim for (1) recovery of benefits under the plan, (2) enforcement of the Participant’s rights under the Plan, and (3) clarification of the Participant’s rights to future benefits under the terms of the Plan. All claims must be submitted in writing to:
Lumen
Attn: Kate Fisher
14111 Capital Blvd., NCWKFRO326
Wake Forest, NC 27587-5900
Initial claims that are denied may then be appealed to the Plan Administrator.
Requirement to Exhaust Plan Procedures, 6 Month Deadline and Limitation on Court Venue. After the procedures specified in Sections 9.01 (Claims), 9.02 (Initial Claim), and 9.03 (Appeals of Denied Administrative Claims) are exhausted and a final decision has been made by the Plan Administrator, if an Eligible Employee wishes to pursue other legal proceedings, the action must be brought in the United States District Court in Denver, Colorado. Please refer to Plan Articles IX and X for Plan claims and appeals process and deadline, as well as waiver of jury trial and the Forum Selection provision.
Not An Insured Benefit - Plan benefits are not insured under Title IV of ERISA because MSP is an unfunded welfare benefit plan as explained above.
Plan Amendment and Termination - The Plan may be amended or terminated without prior notice in whole or in part at any time, with future or with retroactive effect, by a writing approved by Company’s Board of Directors and signed on behalf of the Company by an officer duly authorized by the Board of Directors. The Plan may also be amended in writing by the Company’s Plan Design Committee. Amendment or Termination of the Plan with respect to any

Exhibit 10.11
Participating Company will not affect the rights of any Eligible Employee to any Plan benefits that the Eligible Employee was entitled to prior to the date the amendment or termination was adopted. On termination of the Plan, all rights to benefits end if an Employee has not become already entitled. Refer to Section 8.01(a).
Plan Administrator’s Discretion and Authority - The Company has delegated and reserved to the Plan Administrator the right to interpret and resolve any ambiguities in the Plan or any document relating to the Plan in its sole and absolute discretion. Benefits are determined by the Company in its sole and absolute discretion and do not create a contract of employment. Refer to Section 7.04.
CIRCUMSTANCES THAT MAY AFFECT YOUR PLAN BENEFITS
Under certain circumstances, all or a portion of your benefits under the Plan may be denied, reduced, suspended, terminated or otherwise affected, such as by a repayment obligation or a Change in Control. Many of these circumstances are addressed elsewhere in this SPD and in the attached Plan. Such circumstances, in general, include, but are not limited to:
•You were not eligible or become no longer an Eligible Employee, refer to the definition in Plan Article II which also explains who is an ineligible Employee, and Plan Section 3.01;
•You were determined to be eligible only for the Lower Performer Benefits in Section 4.01A; You were terminated for Cause, unsatisfactory job performance, voluntary resignation or retirement, disability or death; refer to Plan definitions in Article II, and Plan Sections 4.04, 4.05, and Article VI, Restrictive Covenants;
•You are not employed by a Participating Company, refer to Exhibit C;
•The Plan is amended, suspended, or terminated, refer to Plan Section 8.01;
•You untimely return or refuse to sign the Waiver and Release of claims, refer to Section 10.01 and Exhibit A;
•You have received the maximum benefit available under the Plan;
•You misrepresent or falsify any information required under the Plan;
•You are found to have violated the Code of Conduct, refer to Plan Section 6.01;
•You are found to have engaged in conduct that would have constituted “Cause” (as defined by the Plan in Article II), refer to Plan Sections 4.05 and Article VI (covenants);
•You have been overpaid a benefit and the Plan seeks restitution, refer to Plan Section 4.06;
•You have been given a Comparable Offer of Employment, refer to Plan Article I (definition of “Eligible Employee”);

Exhibit 10.11
•You are employed at a Director Employment Level and above and you become employed during your Severance Period by a Competitor, refer to Plan Article II (definition of “Non-Compete Period” and Section 6.03);
•You have solicited Customers or Employees in violation of Section 6.04;
•You become reemployed by the Company during your Severance Period, refer to Exhibit A, Section 12;
•You are determined to have used or disclosed Company Information following your termination from employment, refer to Plan Section 6.02; or
Please Note: to the extent that the SPD and the Plan contain federal tax advice, such advice cannot be used to avoid federal tax penalties.

Exhibit 10.11

LUMEN
EXECUTIVE SEVERANCE PLAN*

AS UPDATED, AMENDED AND RESTATED
EFFECTIVE OCTOBER 10, 2017

Updated to Reflect New Exhibits effective Nov. 14, 2019

*The Lumen brand was launched on September 14, 2020. As a result, CenturyLink, Inc. is referred to as Lumen Technologies, or simply Lumen. The legal name CenturyLink, Inc. is expected to be formally changed to Lumen Technologies, Inc. upon the completion of all applicable requirements.
TABLE OF CONTENTS
Page

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11

EXHIBIT A    FORM OF RELEASE AGREEMENT SUBJECT TO CHANGE
    BY THE PLAN ADMINISTRATOR FROM TIME TO TIME    A-1

EXHIBIT B    ARBITRATION PROVISION    B-1

EXHIBIT C    LIST OF PARTICIPATING COMPANIES    C-1

EXHIBIT D    PERIOD OF SUBSIDIZED COBRA COVERAGE FOR
    DIRECTORS/VICE PRESIDENTS BELOW JOB LEVEL E3    D-1

EXHIBIT E    REMOVED NOV 14, 2019     E-1

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
Article I
PURPOSE OF PLAN
Section 1.1Purpose of the Plan. The Plan is not intended to be an “employee pension benefit plan” or “pension plan” within the meaning of section 3(2) of ERISA. Rather, the Plan is intended to be a “welfare benefit plan” within the meaning of section 3(1) of ERISA and to meet the descriptive requirements of a plan constituting a “severance pay plan” within the meaning of regulations published by the Secretary of Labor at 29 CFR § 2510.3-2(b). No employee contributions are required or permitted. Accordingly, no employee has or shall have a vested right to such benefits.
Section 1.2Application of the Plan. The Plan shall generally be applicable to an Involuntary Termination, a Non-CiC Good Reason Resignation or a CiC Good Reason Resignation, as defined herein and except as described in Exhibits C and E. This Plan supersedes any other plan, policy, program, or arrangement providing an Eligible Employee with severance or related benefits, with the exception of (i) any vested benefits under another severance or change of control plan, policy, or arrangement which became effective prior to the Effective Date, and (ii) any contract between Company (including its predecessors) and an Eligible Employee concerning the provision of Severance Benefits following a termination of employment. The Plan applies to all Eligible Employees who are terminated due to one of the reasons listed in Article W of this Plan. The Effective Date for the implementation of this Restatement is October 10, 2017, and Exhibit C was modified November 14, 2019 to indicate the lapsing of the terms applicable to the transaction described in the Agreement and Plan of Merger, dated as of October 31, 2016, by and among CenturyLink, Inc., and Level 3 Communications, Inc (the “LVLT Merger “)and it applies based on the date an Eligible Employee is notified of termination, an offer for a Non-Comparable Position or a Non-CiC Good Reason Trigger Event, and not the actual date of termination from employment with the Company (e.g., an employee notified on March 27, 2016 with a last day worked of April 15, 2016, is eligible for Benefits under the formula stated in the July 1, 2014 Plan Restatement rather than the formula stated in this April 1, 2016 Restatement); Notwithstanding any other provision hereof, there is intended to be no duplication of Severance Benefits to an Eligible Employee. As such, if an Eligible Employee has any vested rights under another severance or change of control plan, policy, arrangement or contract for severance benefits following termination of employment, this Plan shall not apply to such Eligible Employee with respect to such termination.
Section 1.3Gender and Number. Whenever used herein, the masculine pronoun shall include the feminine and the singular shall encompass the plural, and vice versa.
Article II
DEFINITIONS
The following definitions apply except as expressly provided in Exhibits C or E.
“Base Salary” means the Eligible Employee’s annual rate of base pay, as reflected in the Company’s payroll or personnel files, in effect on a specified date.
“Board” means the Board of Directors of the Company, or any successor thereto, or its delegate, including but not limited to, a committee thereof specifically designated for purposes of making determinations hereunder.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
“Cause” means an Eligible Employee’s (i) failure to substantially comply with supervisor directives, including directives related to job performance (ii) misconduct, (iii) conduct that violates the Company’s ethics and compliance program, including its Code of Conduct, (iv) conduct that is injurious to the Company’s reputation, customer relationships, employees or finances, (v) act(s) that, if proven in a court of law, would constitute a felony crime, (vi) act(s) of dishonesty, fraud or moral turpitude, or (vii) violation of any of the restrictive covenants found in Article VI. The Plan Administrator, in its sole discretion, shall determine whether the elements of Cause have been met, including whether the facts and circumstances indicate that the Employee’s actions constitute a violation of the Company’s ethics and compliance program and/or are injurious to the Company.
“CEO” means the Executive Officer who is designated by the Board as the Chief Executive Officer of the Company.
“Change in Control” means any of the following events:
(a)the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in sections 3(a)(9), 13(d), and 14(d) of the Exchange Act and the rules thereunder, including Rule 13d-5(b)) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (`voting securities”) of the Company that represent 30% or more of the combined voting power of the Company’s then outstanding voting securities, other than:
(i)an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or
(ii)an acquisition of voting securities by the Company or a corporation owned, directly or indirectly, by the stockholders of the Company of at least 50% of the voting power of the Company’s then outstanding securities in substantially the same proportions as their ownership of stock of the Company, or
(iii)an acquisition of voting securities pursuant to a transaction described in subsection (c) below that would not be a Change in Control under subsection (c) below;
(b)a change in the composition of the Board that causes less than a majority of the directors of the Company to be directors that meet one or more of the following descriptions:
(i)a director who has been a director of the Company for a continuous period of at last 24 months (or, if less, since the date the shares of Company common stock were listed on the New York Stock Exchange) or,
(ii)a director whose election or nomination as a director was approved by a vote of at least two-thirds of the then directors described in subsections 2.04(b)(i), (ii) or (iii) by prior nomination or election, but excluding, for the purpose of this subsection (ii), any director whose initial assumption to office occurred as a result of an actual or threatened (y) election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board or (z) tender offer, merger, sale of substantially all of the

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
Company’s assets, consolidation, reorganization or business combination that would be a Change in Control under subsection (c) below on consummation thereof, or
(iii)who were serving on the Board as result of the consummation of a transaction described in subsection (c) below that would not be a Change in Control under subsection (c) below;
(c)the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of
(i)a consolidation, merger, reorganization or business combination or
(ii)a sale or disposition of all or substantially all of the Company’s assets or
(iii)the acquisition of assets or stock of another entity,
in each case, other than in a transaction, (x) that results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction and (y) after which more than 50% of the members of the Board of the Successor Entity were members of the Board at the time of the Board’s approval of the transaction or other action of the Board approving the transaction (or whose election or nomination was approved by a vote of at least two-thirds of the members who were members of the Board at that time), and (z) after which no person or group beneficially owns voting securities representing 30% or more of the combined voting power of the Successor Entity; provided, however, no person or group shall be treated for purposes of this subsection (z) as beneficially owning 30% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company before the consummation of the transaction; or
(d)a liquidation or dissolution of the Company other than in connection with a transaction described in subsection (c) above that would not be a Change in Control thereunder.
“CiC Good Reason Resignation” means an Eligible Employee’s written resignation that has been delivered to the Company within 30 calendar days of the notification to the Employee of any of the following events (each a “Trigger Event”) related to a Change in Control:
(a)    a reduction of more than 10% in the Eligible Employee’s Base Salary in effect immediately prior to the Change in Control.
(b)    a demotion that results in both (i) the movement of an Eligible Employee from one job level to a lower job level (that is, Senior Vice-President to Vice-President or below, Vice-President to Director or below, or Director to Manager or below) and (ii) a material reduction or diminution of authority, duties, responsibilities, and/or budget or fiscal authority. “Demotion” excludes any move from one job to another initiated by the Employee.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
(c)    A relocation of the Eligible Employee’s principal work location such that (i) the driving distance from the work location of the new position to the current position held immediately prior to the change in job location is more than 50 miles and (ii) the increase in commuting distance from the employee’s current home location to his/her work location (comparing current position location against the new position location) is more than 50 miles.
•If an Employee’s current position or new position is classified as “work at home” (i.e., with no assigned office at a Company facility), his/her home address is or, as applicable, will be deemed his/her work location with respect to such work at home position.
In order to constitute a CiC Good Reason Resignation, one of the above three Trigger Events must occur within one year following a Change in Control.
Notwithstanding the foregoing, the written resignation shall not constitute a “CiC Good Reason Resignation” if the Company fully corrects the circumstances which gave rise to Eligible Employee’s claim that there has been a CiC Good Reason Resignation within 30 days following receipt of written notice from the Eligible Employee (the “30-day Cure Period”). If the Company does not fully correct the circumstances that gave rise to the CiC Good Reason Resignation within the 30-calendar day Cure Period, the Eligible Employee’s employment shall be deemed to be a CiC Good Reason Resignation and to have Terminated no later than two years following the expiration of the 30-calendar day Cure Period or the Company’s notice that it does not intend to cure, whichever is earlier.
“CiC Termination” means an Eligible Employee’s Involuntary Termination within one year after the date of a Change in Control or his CiC-Good Reason Resignation.
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as codified in section 4980B of the Code, and Part 6 of Title I of ERISA and as amended by subsequent legislation.
“Code” means the Internal Revenue Code of 1986, as amended, and regulations thereunder.
“Company” means Lumen Technologies, Inc.* and, solely Lumen Technologies, Inc.’s U.S.-based affiliates and subsidiaries, as well as any predecessor (specifically including but not limited to U.S.-based affiliates and subsidiaries of EMBARQ Corporation, Qwest Communications International, Inc., etc.) that are Participating Companies as defined in the Plan and on Exhibit C; non-participating Companies are also separately identified on Exhibit C.
* The Lumen brand was launched on September 14, 2020. As a result, CenturyLink, Inc. is referred to as Lumen Technologies, or simply Lumen. The legal name CenturyLink, Inc. is expected to be formally changed to Lumen Technologies, Inc. upon the completion of all applicable requirements.
“Comparable Position” means a position offered by the Company or by another entity (e.g., one providing services to or purchasing assets from the Company) in connection with a reduction in headcount, an outsourcing to a vendor, a reorganization impacting two or more distinct business groups, a sale of distinct business groups, or a merger or acquisition other than a Change in Control, and that

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
(i)    involve a relocation of 50 miles or less such that either (i) the driving distance from the work location of the new position to the current position held immediately prior to the change in job location is 50 miles or less or (ii) the increase in commuting distance from the employee’s current home location to his/her work location (comparing current position location against the new position location) is 50 miles or less.
•If an Employee’s current position or new position is classified as “work at home” (i.e., with no assigned office at a Company facility), his/her home address is or, as applicable, will be deemed his/her work location with respect to such work at home position.
and
(ii)     has a Total Targeted Compensation (Base Salary plus target short term incentive or sales incentive opportunity) that is at least 90% of the Participant’s current Total Targeted Compensation. A job at job grades P6 and below (or their equivalent) is not a “Comparable Position.”
“Competitive Employment” means the direct or indirect performance of duties or responsibilities (whether paid or unpaid and whether as a consultant, employee or otherwise) for a Competitor, including, without limitation, the ownership of any interest in, the provision of any financing, management or advisory services to, any connection with or being a principal, partner or agent of, any Competitor; provided that the Eligible Employee may passively own less than 1% of the outstanding shares of any Competitor.
“Competitor” means any person, firm, company, corporation or other entity, that markets, sells, resells or otherwise engages in the business of selling to any business or government customer any product or service that is competitive, in any territory or location where the Company does business, with any of the following services, which may be changed from time to time and over time: local exchange telephone service (including services provided by wireless and cable providers), E-911 service, long distance services, dial-up and high-speed Internet access, security monitoring and related services, video delivery, web development, web hosting, high speed data services, wireless communications, IPTV and other video services (including satellite or cable television services), data hosting, cloud computing, any other product or service provided to customers of the Company which the Employee sold or supported, and any other products and services ancillary or related thereto. The burden is on the Eligible Employee to demonstrate that such person is not a Competitor.
“Effective Date” means October ?? 2020, when the Brand launch was incorporated into this October 10, 2017 Restatement. The Plan applies to all Eligible Employees of a Participating Company who are terminated due to one of the reasons listed in Article W of this Plan;
“Eligible Employee” means an Employee who holds, as of his Termination Date, a Director or Vice-President level job in grades P7 or above or El or above, or equivalent grades if a different job grading system is used, as reflected in the Company’s personnel records. “Director or Vice-President level” jobs include those job titles which were classified as Director (M6 or M7) or Vice-President (El or above) jobs as of January 1, 2016. A Legacy Level 3 Employee will become an Eligible Employee upon the closing the LVLT Corporate Transaction. A Legacy Level 3 SVP will become an Eligible Employee (and eligible for benefits under Sections 4.01,

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
4.01A, 4.02 and 4.03) immediately after he or she ceases to participate in the Level 3 Communications Key Employee Severance Plan (KESP), provided he or she continues in employment with a Participating Company. An Employee who is terminated for job performance is an Eligible Employee, but solely for limited Severance Benefits as set for in Section 4.01A. An otherwise “Eligible Employee” is not eligible for: (a) benefits under this Plan relating to a Non-CiC Termination, including Sections 4.01 and 4.03 (“Non-CiC Severance Benefits”), if he has signed and not revoked a binding contract with Company (including its predecessors) concerning the provision of benefits similar to Non-CiC Severance Benefits to that Employee following a termination of employment and (b) benefits under this Plan relating to a CiC Termination, including Sections 4.02 and 4.03 (“CiC Severance Benefits”), if he has signed and not revoked a binding contract with Company (including its predecessors) concerning the provision of benefits similar to CiC Severance Benefits to that Employee following a termination of employment. If there is any question as to whether an Employee is an Eligible Employee for purposes of the Plan, the Administrator shall make the determination. The term “Eligible Employee” also excludes an Employee who signed a waiver of his rights under this Plan subsequent to the Effective Date. Additionally, an Employee is not an “Eligible Employee” if:
(1)    he is covered by the provisions of a collective bargaining agreement which address the same issues as this Plan, in which case the collective bargaining agreement will prevail, and this Plan shall not apply;
(2)    he is covered by the provisions of the Lumen Reduction In Force Policy or an individual employee agreement which address the same issues as this Plan, in which case the Lumen Reduction In Force Plan or such individual agreement will prevail and this Plan shall not apply;
(3)    the provisions of any other reduction in force or severance plan or policy apply to any group of employees of the Company (such as employees who join the Company via merger or acquisition who are covered by a reduction in force or severance plan or policy that remains in effect after the acquisition; employees of a particular subsidiary or division; or employees at a particular location), in which case the terms of such plan or policy shall apply and this Plan shall not apply;
(4)    he is a Temporary Employee, which term is defined to mean all employees of a Participating Company who are hired to perform an assignment which is not intended to be ongoing and which is intended to have a specified end date (by reference to a calendar end date or a project end date) and/or who are classified on the payroll and/or HR systems as “temporary;”
(5)    his employment with the Company is Terminated voluntarily, such as by resignation (whether or not the employee claims a constructive discharge or forced resignation) or retirement (whether or not such voluntary Termination may have been influenced by pending or threatened layoffs), or Terminated involuntarily due to attendance (other than absences that are protected by applicable law) or misconduct, including but not limited to violation of the Code of Conduct or other Company policies;
(6)    he is offered a Comparable Position, or he is offered and accepts a position with the Company, a vendor to which the Company outsourced the employee’s work, a buyer to which the Company has sold the business, or any successor to the Company, even if such position is a Non-Comparable Position;

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
(7)    he is not classified in the Company’s payroll and/or HR systems as an “employee,” regardless of whether such person is determined by any court, governmental agency or other entity to be an employee under any federal, state or local law, regulation or rule;
(8)    he is employed by a non-U.S. subsidiary or affiliate, or he/she has been transferred from a non-U.S. subsidiary or affiliate to U.S. subsidiary or affiliate for a finite period of time pursuant to a letter of assignment; or is employed by a non-Participating Company identified on Exhibit C; or
(9)    he is not employed by a Participating Company, or the participation of the Participating Company is limited by the Plan such that the employee is not eligible, as described in Exhibit C; or
(10)    he is considered classified on the payroll and/or HR systems as a Government Services Modified Benefits employee or is categorized on the payroll and / or HRIS systems as a Project Based Employee.
“Employee” means an individual employed by a Participating Company within the United States as an employee, and excludes any person working for the Company through a temporary service or on a leased basis or who is hired by the Company as an independent contractor, consultant, or otherwise, and excludes a person who is not an employee, or not treated as such, for purposes of withholding federal employment taxes, as evidenced by payroll records or a written agreement with the individual, regardless of any contrary governmental or judicial determination or holding relating to such status or tax withholding.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and regulations thereunder.
“Executive Officer” means an Eligible Employee who is (i) a Vice-President, including Senior Vice-President and Executive Vice-President, reporting directly to the CEO, (ii) an Officer, other than the CEO, designated on an annual or other periodic basis as a Section 16 Officer of the Company, or (iii) an Officer, other than the CEO, designated by the Compensation Committee of the Board as a Senior Officer (as such term is defined in the Compensation Committee’s charter).
“Involuntary Termination” means a Termination of the Eligible Employee’s employment, initiated by the Company for any reason other than Cause, Permanent Disability or death.
“Legacy Level 3 Employee” “means any person who (i) is employed by Level 3 Communications, Inc., or any affiliate of it at the Vice-President level, other than any person covered by the Level 3 Key Executive Severance Plan (the “KESP” at Exhibit E), immediately prior to the closing of the LVLT Corporate Transaction and (ii) remains employed by Level 3 Communications, Inc., or any affiliate of it immediately after the closing of the LVLT Corporate Transaction.
“Legacy Level 3 SVP” “ means person who (i) is, immediately prior to the closing of the LVLT Corporate Transaction, employed by Level 3 Communications, Inc., or any affiliate of it at the Senior Vice-President level or above and is covered by the Level 3 Key Executive Severance Plan (the “KESP” at Exhibit E) and (ii) remains employed by Level 3 Communications, Inc., or any affiliate of it immediately following the closing of the LVLT Corporate Transaction.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
“LVLT Corporate Transaction” means the corporate combination transaction described in the Agreement and Plan of Merger, dated as of October 31, 2016, by and among CenturyLink, Inc., Wildcat Merger Sub 1 LLC, WWG Merger Sub LLC and Level 3 Communications, Inc.
“Non-CiC Good Reason Resignation” means an Eligible Employee’s written notice to the Company, delivered within 7 calendar days of the offer to the Employee of a Non-Comparable Position, declining such offer and resigning employment. The written resignation shall not constitute a “Non-CiC Good Reason Resignation” if the Company fully corrects the circumstances giving rise to the Non-CiC Good Reason Resignation within 30 days following receipt of written notice from the Eligible Employee (the “30-day Cure Period”). If the Company does not fully correct the circumstances that gave rise to the Non-CiC Good Reason Resignation within the 30- day Cure Period, the Eligible Employee’s employment shall be deemed to be a Non-CiC Good Reason Resignation and to have Terminated no later than two years following the expiration of the 30-day Cure Period or the Company’s notice that it does not intend to cure, whichever is earlier.
“Non-CiC Termination” means an Eligible Employee’s Involuntary Termination of employment prior to a Change in Control or his Non-CiC Good Reason Resignation.
“Non-Comparable Position” means a position offered by the Company or by another entity (e.g., one providing services to or purchasing assets from the Company) in connection with a reduction in headcount, an outsourcing to a vendor, a reorganization impacting two or more distinct business groups, a sale of distinct business groups, or a merger or acquisition other than a Change in Control, and that
(i)    involves a relocation of more than 50 miles in driving distance such that both (i) the driving distance from the work location of the new position to the current position held immediately prior to the change in job location is more than 50 miles and (ii) the increase in commuting distance from the employee’s current home location to his/her work location (comparing current position location against the new position location) is more than 50 miles.
•If an Employee’s current position or new position is classified as “work at home” (i.e., with no assigned office at a Company facility), his/her home address is or, as applicable, will be deemed his/her work location with respect to such work at home position.
and/or
(ii)     has a Total Targeted Compensation (Base Salary plus target short term incentive or sales incentive opportunity) that is less than 90% of the Participant’s current Total Targeted Compensation. A job at job grades P6 and below (or their equivalent) is a “Non-Comparable Position.”
“Non-Compete Period” means the one-year (12 consecutive months, not necessarily a calendar year or month) time period immediately following Termination Date.
“Participant” means an Eligible Employee entitled to Severance Benefits.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
“Participating Company” means any divisions, subsidiaries or affiliates of the Company that participate in the Plan on or after the Effective Date of this restatement of the Plan and as listed, or as may be restricted, on Exhibit C. The Company’s Plan Design Committee or the Vice President of Human Resources with responsibility for benefits, or their respective designee, have the authority to amend Exhibit C at any time and from time to time, including but not limited to, adding or restricting participation of an entity as a Participating Company as such participation is approved by the Plan Design Committee.
“Permanent Disability” means that an Eligible Employee has a permanent and total incapacity from engaging in any employment for the Company for physical or mental reasons. A “Permanent Disability” shall be deemed to exist if the Eligible Employee is judged to satisfy the requirements for disability benefits under the Company’s long-term disability plan.
“Plan” means the Lumen Executive Severance Plan, as set forth herein and as it may be amended from time to time.
“Plan Administrator” is the Lumen Employee Benefits Committee as delegated by the Board of Directors to administer the terms of the Plan. In the event any member of the Employee Benefits Committee is entitled to Severance Benefits under the Plan or makes a claim for benefits under the Plan, the remaining members of the Employee Benefits Committee shall act as the Plan Administrator for purposes of administering the terms of the Plan with respect to such employee. The Plan Administrator may delegate all or any portion of its authority under the Plan to any other person(s).
“Release” means the Confidential Separation Agreement and Release in Full of All Claims, substantially in the form attached hereto as Exhibit A, as the same may be amended from time to time in the sole discretion of the Company.
“Service” means the total number of completed years the Eligible Employee was an Employee of the Company, as reflected in the Company’s payroll and human resources records pursuant to the provisions of the Company’s Service Bridging Policy. Any period of employment with the Company, a Subsidiary, or a predecessor Company for which an Eligible Employee previously received Severance Benefits from the Company, shall be excluded from Service and, thus, not included in calculating any Severance Benefit, except to the extent the Eligible Employee repaid the Company the Severance Benefits relating to such Service pursuant to Section 4.07.
“Severance Benefit” means the severance pay amounts and benefits that a Participant is eligible to receive pursuant to Article W of the Plan based on the Eligible Employee’s Service and job performance.
“Severance Period” means the number of weeks for which an Eligible Employee is entitled to receive Severance Benefits pursuant to Article IV of the Plan based on the Eligible Employee’s Service.
“Specified Employee” means, subject to section 409A(2)(B)(i) of the Code and Treasury Regulations issued thereunder, (i) an Employee who is an officer of the Company or its Subsidiaries and having annual compensation (within the meaning of section 414(q)(4) of the Code) greater than $170,000 (for 2016, as it may be adjusted for inflation as described in section 416(i) of the Code), provided the number of such officers who are considered Specified Employees shall be limited to 50 employees as described in section 416(i) of the Code, (ii) a

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
five-percent owner of the Company and its Subsidiaries, or (iii) a one-percent owner of the Company and its Subsidiaries who has annual compensation from the Company and its Subsidiaries greater than $150,000. For purposes of determining who are Specified Employees, all Employees of the Company and its Subsidiaries, including employees who are nonresident aliens, shall be considered. The Plan Administrator, or its duly-appointed designee, shall determine the Specified Employees each year in accordance with section 416(i) of the Code, the “specified employee” requirements of section 409A of the Code, and applicable regulations. Specified Employees shall be identified as of December 31 of each year with respect to the 12-month period beginning on the next following April 1.
“Subsidiary” means (a) a U.S.-based subsidiary of the Company (wherever incorporated, including but not limited to any subsidiary of EMBARQ Corporation, Qwest Communications International, Inc.), (b) any separately organized business unit, whether or not incorporated, of the Company, (c) any U.S.-based Company that is required to be aggregated with the Company pursuant to section 414 of the Code and regulations issued thereunder, and (iv) notwithstanding anything to the contrary herein, in order for employees a Subsidiary to be considered as eligible for benefits under the Plan, such Subsidiary must be listed as a Participating Company on Exhibit C and participation in this Plan is restricted as indicated on Exhibit C.
“Termination” or “Terminated” means a separation from service with the Company as defined in Treasury Regulation § 1.409A-1(h).
“Termination Date” means the date on which the active employment of the Eligible Employee by the Participating Company is severed, whether by reason of an Involuntary Termination, Voluntary Resignation, CiC Good Reason Resignation, Non-CiC Good Reason Resignation or Termination for Cause.
“Total Targeted Cash Compensation” means the Eligible Employee’s annual rate of Base Salary in effect on a specified date plus the targeted annual incentive opportunity under either the short-term incentive compensation program or the sales incentive compensation program, as applicable, on that same date.
“Voluntary Resignation” means any retirement or Termination that is not initiated by the Company other than a CiC Good Reason Resignation.
“Year of Service” means each completed full year of Service.
Article III
ELIGIBILITY FOR BENEFITS
Section 1.1Conditions.
(a)Except as expressly provided in Exhibit E, eligibility for and receipt of any Severance Benefits under the Plan are expressly conditioned on the Eligible Employee’s (i) execution of a Release in connection with his termination of employment with the Company; (ii) compliance with all the terms and conditions of such Release; (iii) compliance with all the terms and conditions of the restrictive covenants set forth in Article VI; (iv) execution of a written agreement that authorizes the deduction of amounts owed to the Company prior to the payment of any Severance Benefit (or in accordance with any other schedule as the Plan Administrator may determine to be appropriate); provided that, to the extent applicable, any such

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
deduction shall be made in compliance with section 409A of the Code; and (v) acknowledgement that all decisions and determinations of the Plan Administrator shall be final and binding on the Eligible Employee, his beneficiaries and any other person having or claiming an interest under the Plan on his behalf. Subject to and contingent upon the consummation of the LVLT Corporate Transaction, Severance Benefits for Legacy Level 3 Employees during the one-year period immediately following the closing of the LVLT Corporate Transaction are described in Exhibit C, subject to all applicable Plan terms.
(b)If the Plan Administrator determines that the Eligible Employee has not fully complied with any of the terms of the Plan or the Release, the Plan Administrator, acting on behalf of the Company, may deny Severance Benefits not yet paid or discontinue the payment of the Eligible Employee’s Severance Benefits and may require the Eligible Employee to repay any portion of any Severance Benefits already received under the Plan, by providing written notice of such repayment obligation to the Eligible Employee. If the Plan Administrator notifies a Participant that repayment of all or any portion of the Severance Benefits received under the Plan is required, such amounts shall be repaid within 30 calendar days of the date the written notice is sent. Any remedy under this subsection (b) shall be in addition to, and not in place of, any other remedy, including injunctive relief, that the Company may have.
Article IV
DETERMINATION OF SEVERANCE BENEFITS
Section 1.1Severance Benefits — Non-CiC Termination. Except as noted on Exhibit C, each Participant who incurs an Involuntary Termination, other than a CiC Termination or a Lower Performer termination, or who declines an offer of a Non-Comparable Position or incurs a Non- CiC Good Reason Resignation, shall, subject to the conditions of the Plan, receive the Severance Benefits as provided in this Section. The Severance Benefits described in this Section shall be paid in accordance with Article V.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11

Tier Title	Severance Period
Directors at P7 or P8	2 weeks of Severance Benefits per year of Service, with a minimum of 12 weeks of Severance Benefits and a maximum of 34 weeks of Severance Benefits; Severance Benefits are calculated using Base Salary
Vice Presidents at El and E2	2 weeks of Severance Benefits per year of Service, with a minimum of 18 weeks of Severance Benefits and a maximum of 52 weeks of Severance Benefits; Severance Benefits are calculated using Base Salary
Vice-President at E3 or above, other than Executive Officers	6 weeks of Severance Benefits plus an additional 2 weeks of Severance Benefits for each Year of Service up to a maximum of 52 weeks, but in no event less than 39 weeks; Severance Benefits are calculated using Total Targeted Cash Compensation
Executive Officers	52 weeks of Severance Benefits, calculated using Total Targeted Cash Compensation
CEO	104 weeks of Severance Benefits, calculated using Total Targeted Cash Compensation
Eligible Employees who are in positions classified as “Regular Part-Time” status will receive severance benefits prorated based on the Eligible Employee’s weekly base salary or wages as of the employee’s last day of work (excluding overtime, bonus or incentive compensation) as noted in the HR payroll system. Any Eligible Employee who is in a position that is classified as “Regular Full Time” status but working less than a 40 hour work week will receive severance benefits prorated based on the Eligible Employee’s weekly base salary or wages as of the employee’s last day of work (excluding overtime, bonus or incentive compensation) as noted in the HR payroll system.
Section 4.1A Lower Performer Severance Benefit: Eligible Employees below the E3 job level who have at least one year of service are eligible for this Lower Performer Severance Benefit if they are terminated for poor job performance, such as missing sales targets or deficient leadership of their teams. An Employee who is terminated for poor attendance (other than absences that are protected by applicable law), misconduct, including but not limited to violation of the Company’s Code of Conduct, or violating other Company policies or supervisor directives, remains ineligible for Severance Benefits, including this Lower Performer Severance Benefit. As with other Severance Benefits under the Plan, the Lower Performer Severance Benefit is contingent upon the Participant signing an acceptable Release and complying with the restrictive covenants in Article VI of this Plan. The Severance Benefit under this subsection is:

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11

Tier Title	Severance Period
Directors at P7 or P8, and Vice Presidents at El and E2 with one year of service	1 week of Severance Benefits per year of Service, with a minimum of 2 weeks of Severance Benefits and a maximum of 8 weeks of Severance Benefits; Severance Benefits are calculated using Base Salary; the benefit is prorated, as applicable, for Part-Time status or Full-Time status working less than 40 hours in a work week
Section 1.2Severance Benefits — CiC Termination. Except as noted on Exhibit C, each Participant who incurs a CiC Termination shall, subject to the conditions of the Plan, receive the Severance Benefits subject to the conditions of the Plan, as provided in this Section, which benefits shall be paid in accordance with Article V:

Tier Title	Severance Period
Director at P7 and P8	6 weeks of Severance Benefits, calculated using Total Targeted Cash Compensation plus an additional 2 weeks of Severance Benefits for each Year of Service up to a maximum of 52 weeks, but in no event less than 26 weeks; the benefit is prorated, as applicable, for Part-Time status or Full-Time status working less than 40 hours in a work week.
Vice-President at El or above, other than Executive Officers and the CEO	52 weeks of Severance Benefits, calculated using Total Targeted Cash Compensation; the benefit is prorated, as applicable, for Part-Time status or Full-Time status working less than 40 hours in a work week
Section 1.3Severance Benefits — Non-CiC Terminations or CiC Terminations. Except as expressly noted on Exhibit C, the following additional provisions apply to Participants who incur either a CiC Termination or a Non-CiC Termination:
(a)Employee Benefits. Medical (including prescription drug), vision and dental benefits for the Participant and his/her dependents, if enrolled in the Company’s Health Care Plan at the time of Termination, will continue through the last day of the month in which the Termination occurs. Eligibility for life insurance coverage and short-term disability coverage and benefits end on the date of termination from employment; however, in accordance with applicable laws and the respective plan documents, notice of any rights to continue, convert, or obtain replacement coverage will be provided to Participants.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
(i)COBRA. Participants, and if applicable, their dependents, who participate in the Company’s Health Care Plan may elect under COBRA to continue coverage for a monthly charge for a maximum of 18 months beyond the date coverage would otherwise terminate, subject to the provisions of the applicable plans and COBRA. The Company will provide COBRA enrollment information to employees within 45 days following the Termination Date. Employees who wish to continue coverage must return the COBRA enrollment forms within 60 days from receipt of the COBRA notification.
Participants whose job levels are below E3 (or its equivalent) who elect COBRA coverage will be eligible to receive a subsidy to their COBRA payments according to the schedule in the chart attached at Exhibit D. Participants whose job levels are at E3 and above who elect COBRA coverage will be eligible to receive a subsidy to their COBRA payments according to the applicable schedule in Exhibit D. For all Participants, the subsidy means that the Participant will pay the same premium contribution rate for medical/prescription, vision and dental coverage during the period of the subsidy as comparable active employees pay. Following the expiration of the subsidy, the employee will pay the COBRA rate, which is 102% of the cost of coverage, as long as coverage remains in place.
(b)The COBRA subsidy will terminate upon the earlier of (i) the date the Participant discontinues COBRA coverage or otherwise becomes ineligible for COBRA coverage, or (ii) the date the Participant is eligible to enroll (regardless of whether he actually enrolls) in medical coverage sponsored by a subsequent employer of the Participant.
(c)Short Term Incentive or Sales Incentive Payment for Period Prior to Termination Date. Short-term incentive or sales incentive compensation for the period prior to the Termination Date shall be calculated and paid in accordance with the terms of the applicable short-term incentive compensation plan.
(d)Retirement Plans. The provisions of any applicable qualified and/or nonqualified defined contribution or defined benefit plan maintained by the Company pursuant to which an Eligible Employee is eligible to participate, shall control with respect to any recognition of service during the Severance Period and the eligibility for benefits before, during and after the Severance Period.
(e)Equity. The provisions of any applicable equity incentive plan or equity compensation plan maintained by the Company pursuant to which an Eligible Employee has received an equity grant and the Eligible Employee’s relevant grant agreement shall control with respect to the treatment of the Eligible Employee’s equity grants upon the Eligible Employee’s Termination.
(f)Outplacement Assistance. The Company at its cost shall provide to the Participant outplacement assistance by a reputable firm specializing in such services. Such assistance shall comply with the requirements of the duration of Treasury Regulation § 1.409A-1(b)(9)(v)(A).
(g)Any failure to execute a Release within the time period set forth in Section 5.01 will result in the forfeiture of the compensation (if any) contingent upon execution of such Release.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
Section 1.4Voluntary Resignation; Termination for Death or Permanent Disability. If the Eligible Employee’s employment terminates on account of the Eligible Employee’s (a) Voluntary Resignation, (b) death, or (c) Permanent Disability, then the Eligible Employee shall not be entitled to receive Severance Benefits under this Plan and shall be entitled only to those benefits (if any) as may be available under the Company’s applicable equity incentive plans, equity compensation plans, or equity grant agreements; other separation or severance plans, policies, or arrangements; or any other employee health, welfare, retirement or benefit plan.
Section 1.5Termination for Cause. If the Company terminates the Eligible Employee’s employment for Cause, the Eligible Employee shall not be entitled to receive Severance Benefits under this Plan. Notwithstanding any other provision of the Plan to the contrary, if the Plan Administrator determines that an Eligible Employee engaged in conduct that constitutes Cause at any time prior to the Eligible Employee’s Termination Date, any Severance Benefits payable to the Eligible Employee under Article W shall immediately cease, and the Eligible Employee shall be required to return any Severance Benefits paid to the Eligible Employee prior to such determination. The Company may withhold paying Severance Benefits under the Plan pending resolution of an inquiry that could lead to a determination that Cause exists.
Section 1.6Deductions from Severance Benefits. The Plan Administrator reserves the right to make deductions in accordance with applicable law for any monies owed to the Company by the Eligible Employee or the value of Company property that the Eligible Employee has retained in his possession, e.g., if an employee (a) was overpaid commissions/sales incentive, (b) had a negative PTO balance, (c) retained a company laptop or other property, or (d) used his corporate card for unauthorized personal purchases. To the extent applicable, any such deduction from Severance Benefits shall be made in compliance with section 409A of the Code. To the maximum extent allowed by applicable law, Eligible Employees are deemed, by their participation in the Plan and execution of a Release (which is a pre-condition to receipt of severance benefits hereunder), to have consented in writing to such deductions.
Section 1.7Repayment of Severance Benefits upon Subsequent Rehire. Employees rehired by the Company before the expiration of the period covered by their Severance Benefit will be required to repay all or part of the Severance Benefit upon rehire. The repayment percentage is obtained by dividing the number of days remaining in the layoff period (i.e., the total number of days included in the Severance Benefit calculation minus the number of prior days in layoff status) by the total number of days included in the Severance Benefit calculation. The amount to be repaid is equal to the total Severance Benefit multiplied by the repayment percentage.
Article V
TIMING AND METHOD OF PAYMENT AND LIMITATION ON BENEFITS
Section 1.1Timing and Method of Payment.
(a)Non-CiC Severance Benefits. Subject to Section 5.02 below, Non-CiC Severance Benefits (benefits under Sections 4.01 and 4.01A) shall be paid periodically, in prorated installments on a bi-weekly basis in accordance with the Company’s normal payroll cycle, less withholding for all applicable federal, state and local taxes and other applicable withholdings and deductions, over the Participant’s Severance Period. The first installment (including any retroactive installments) shall begin no later than 60 days after the Eligible Employee’s

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
Termination Date, subject to the Eligible Employee’s execution of a Release and, if applicable, the expiration of any revocation period for such Release within such 60-day period.
(b)CiC Severance Benefits. Subject to Section 5.02 below, CiC Severance Benefits (benefits under Section 4.02) shall be paid in a single lump sum cash payment, less withholding for all applicable federal, state and local taxes and other applicable withholdings and deductions, no later than 60 days after the Eligible Employee’s Termination Date, subject to the Eligible Employee’s execution of a Release and, if applicable, the expiration of any revocation period for such Release within such 60-day period.
(c)General Rules. In the event of the Participant’s death after he becomes entitled to Severance Benefits under the Plan, but prior to full payment of all Severance Benefits due to such Participant, any remaining Severance Benefits due to the Participant under Section 4.01, 4.01A or 4.02 above shall be paid to the Participant’s estate in a lump sum payment within 60 days following written notification of the Participant’s death. Interest will not be credited on any unpaid Severance Benefit due to a Participant. Payment(s) shall be made by direct deposit or by mailing to the last address provided by the Participant to the Company or such other reasonable method as determined by the Plan Administrator.
(d)Timing of Payment Rules Applicable to Specified Employees.
(i)If the Participant is a Specified Employee on the date of the Participant’s Termination and there are benefits provided to the Employee hereunder that are taxable to the Participant, then the value of the aggregate amount of such taxable benefits provided to the Participant during the six month period following the Termination Date shall be limited to (A) the amount specified by section 402(g)(1)(B) of the Code for the year in which the Termination occurred, (B) medical benefits that are allowed to be provided during such time pursuant to Treasury Regulation § 1.409A-1(b)(9)(v)(B), (C) any amounts subject to the short-term deferral exception to section 409A of the Code, (D) any amount payable under the involuntary separation from service exception to section 409A of the Code, and (E) other payments to the extent they are covered by an exception to such 6-month delay applicable to Specified Employees, under section 409A of the Code, applicable Treasury Regulations and IRS guidance.
(ii)To the extent there has been delayed commencement of any portion of the Severance Benefits to which the Participant is entitled under this Plan in order to avoid a prohibited distribution under section 409A(a)(2)(B)(i) of the Code (any such delayed commencement, a “Payment Delay”), such portion of the Participant’s Severance Benefit payments shall not be provided to Participant prior to the earlier of (A) the expiration of the six- month period measured from the date of Participant’s Termination or (2) the date of the Participant’s death. Upon the earlier of such dates, all payments deferred pursuant to the Payment Delay shall be paid in a cash lump sum payment to the Participant, and any remaining payments due under the Plan shall be paid as otherwise provided herein.
(e)Application of Section 409A of the Code. To the extent that the Company determines that any compensation or benefit payable under the Plan constitutes nonqualified deferred compensation within the meaning of section 409A of the Code, the Plan, with respect to such compensation or benefit, will be construed and interpreted to comply with the requirements of section 409A of the Code or one or more applicable exceptions thereto, in accordance with the statutory provisions of section 409A of the Code and any Treasury Regulations and other

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary:
(i)No Guaranty of Tax Liability. In no event does the Company guarantee any particular tax consequences, outcome or tax liability to Eligible Employees. No provision of the Plan shall be interpreted or construed to transfer any liability for failure to comply with the requirements of section 409A of the Code from an Eligible Employee or any other individual to the Company.
(ii)Additional Actions Permitted. In the event the Company determines that any compensation or benefit payable hereunder may be subject to section 409A of the Code, the Company (without any obligation to do so or obligation to indemnify any Eligible Employee for any failure to do so) may adopt, without the consent of any Eligible Employee, such amendments to the Plan or take any other actions that the Company in its sole discretion determines are necessary or appropriate for such compensation or benefit to either (a) be exempt from section 409A of the Code or (b) comply with the requirements of section 409A of the Code.
(iii)Actual Payment Date. Whenever a payment under the Plan specifies a payment period, the actual date of payment within such specified period shall be within the sole discretion of the Company, and no Participant shall have any right (directly or indirectly) to determine the year in which such payment is made.
(iv)Installments. Each installment payment payable hereunder shall be deemed to be a separate payment for purposes of section 409A of the Code. With respect to compensation or benefits subject to Code Section 409A that are paid pursuant to the Company’s payroll schedule, in the event of any change in that payroll schedule after such compensation or benefits are no longer subject to a substantial risk of forfeiture, each installment or payment to be made to an Eligible Employee under this Plan shall be made according to such new payroll schedule in effect at the time of such payment, but in any event within thirty (30) days of the payroll date that would have applied pursuant to the payroll schedule in effect on the date that the compensation or benefits to such Employee were no longer subject to a substantial risk of forfeiture.
(v)Reimbursements. To the extent that any amounts payable hereunder are deemed to be reimbursements and other separation payments under Treasury Regulation §1.409A- 1(b)(9)(v), they shall not be deemed to provide for the deferral of compensation governed by section 409A of the Code. If they do constitute deferral of compensation governed by Code Section 409A, they shall be deemed to be reimbursements or in-kind benefits governed by Treasury Regulation § 1.409A-3(i)(1)(iv). If the previous sentence applies, (i) the amount of expenses eligible for reimbursement or in-kind benefits provided during the Employee’s taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits in any other taxable year, provided that the foregoing shall not be violated by any lifetime or annual limits contained in the Company’s group health plans; (ii) the reimbursement of an eligible expense must be made on or before the last day of the Eligible Employee’s taxable year following the taxable year in which the expense was incurred and (iii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
(vi)Application of the exceptions to section 409A of the Code are additive, that is, the exceptions may be “stacked” and used in combination with other exceptions, including but not limited to the short-term deferral exception and the separation pay exception.
Section 1.2Limitation on Benefits.
(a)Notwithstanding anything set forth in the Plan to the contrary, if any payment or benefit, including the Severance Benefits, an Eligible Employee would receive from the Company (“Payment”) would (i) constitute a “parachute payment” within the meaning of section 280G of the Code and (ii) but for this sentence, be subject to the excise tax imposed by section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (i) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (ii) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Eligible Employee’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits (or a cancellation of the acceleration of vesting of stock options or equity awards) constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, such reduction and/or cancellation of acceleration shall occur in the order that provides the maximum economic benefit to the Eligible Employee. In the event that acceleration of vesting of a stock option or equity award is to be reduced, such acceleration of vesting also shall be canceled in the order that provides the maximum economic benefit to the Eligible Employee.
(b)The Company shall appoint a nationally-recognized accounting firm with appropriate subject matter expertise to make the determinations required under this Section 5.03.
(c)The Company shall bear all expenses with respect to the making of the determinations by such accounting firm required to be made under this Section 5.03. The accounting firm engaged to make the determinations under this Section 5.03 shall provide its calculations, together with detailed supporting documentation, to the Company and the Eligible Employee as soon as practicable after the date on which the Eligible Employee’s right to a Payment is triggered (if requested at that time by the Company or the Eligible Employee) or such other time as requested by the Company or the Eligible Employee. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company with an opinion reasonably acceptable to the Eligible Employee that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made under this Section 5.03 shall be final, binding, and conclusive upon the Company and the Eligible Employee.
Article VI
RESTRICTIVE COVENANTS
Section 1.1Code of Conduct. Each Eligible Employee shall adhere in all respects to the Company’s ethics and compliance program, Code of Conduct, Employee Handbook and/or other applicable policies, as they may from time to time be established, interpreted, amended or terminated.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
Section 1.2Proprietary Information.
(a)Each Eligible Employee shall acknowledge that, during the course of his employment, the Eligible Employee has learned or will learn or develop Proprietary Information. Each Eligible Employee shall further acknowledge that unauthorized disclosure or use of such Proprietary Information, other than in discharge of the Eligible Employee’s duties, will cause the Company irreparable harm. Except in the course of his employment with the Company, in pursuit of the business of the Company, or as otherwise required in employment with the Company or by applicable law, each Eligible Employee shall not, during the course of his employment or at any time following termination of his employment, directly or indirectly, disclose, publish, communicate, or use on his behalf or another’s behalf, any Proprietary Information. If during or after his employment, the Eligible Employee has any questions about whether particular information is Proprietary Information, the Eligible Employee shall consult with the Company’s General Counsel or other representative designated by the Company.
(b)Each Eligible Employee shall also agree to promptly disclose to the Company any information, ideas, or inventions made or conceived by him or her that results from or are suggested by services performed by the Eligible Employee for the Company, and to assign to the Company all rights pertaining to such information, ideas, or inventions. Knowledge or information of any kind disclosed by the Eligible Employee to the Company shall be deemed to have been disclosed without obligation on the part of the Company to hold the same in confidence, and the Company shall have the full right to use and disclose such knowledge and information without compensation to the Eligible Employee.
Section 1.3Non-Competition.
(a)During the Eligible Employee’s employment with the Company and during the Non-Compete Period, each Eligible Employee shall agree, to the maximum extent allowed under applicable law, that he shall not engage in Competitive Employment.
(b)If an Eligible Employee ceases to be employed by the Company because of the sale, spin-off, divestiture, or other disposition by the Company of a Subsidiary, division, or other divested unit employing the Eligible Employee, this provision shall continue to apply during the Non-Compete Period, except that the Eligible Employee’s continued employment for the Subsidiary, division, or other divested unit disposed of by the Company shall not be deemed a violation of this provision.
Section 1.4Inducement of Employees, Customers and Others. During an Eligible Employee’s employment with the Company and during the Non-Compete Period, each Eligible Employee shall agree, to the maximum extent allowed under applicable law, that he will not, directly or indirectly, solicit, induce, or encourage any employee, consultant, agent or customer of the Company or its Subsidiaries or vendors or other parties doing business with the Company or its Subsidiaries, to terminate their employment, agency, or other relationship with the Company or its Subsidiaries or to render services for or transfer business to any Competitor, and each Eligible Employee shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity on behalf of the Competitor.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
Section 1.5No Adverse Actions. During the Non-Compete Period, each Eligible Employee shall not, without the prior written consent of the Company, in any manner, solicit, request, advise, or assist any other person to (a) undertake any action that would be reasonably likely, or is intended, to result in a reorganization, merger, share exchange, transfer of ownership of 50% or more of the outstanding voting securities of the Company, consolidation, or sale or disposition of all or substantially all of the assets of the Company, or (b) seek to control or change the composition of the Board in any material manner.
Section 1.6Return of Property. Each Eligible Employee shall, upon the Eligible Employee’s Termination Date, return to the Company all property of the Company in the Eligible Employee’s possession, including all notes, reports, sketches, plans, published memoranda, or other documents, whether in hard copy or in electronic form, created, developed, generated, received, or held by the Eligible Employee during the Eligible Employee’s employment, concerning or related to the Company’s business, whether or not containing or relating to Proprietary Information. Each Eligible Employee shall not remove, by e-mail, by removal of computer discs or hard drives, or by other means, any of the above property containing Proprietary Information, or reproductions or copies thereof, or any apparatus from the Company’s premises without the Company’s written consent.
Section 1.7Non-Disparagement. Each Eligible Employee shall agree to refrain from making any statements about the Company, its Subsidiaries or their officers or directors that would disparage, or reflect unfavorably upon the image or reputation of the Company, its Subsidiaries or any such officer or director.
Section 1.8Assistance with Claims.
(a)Each Eligible Employee shall agree, that, during and after the Eligible Employee’s employment by the Company, the Eligible Employee shall assist the Company, on a reasonable basis, in the defense of any claims or potential claims that may be made or threatened to be made against it in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (“Proceeding”) and shall assist the Company in the prosecution of any claims that may be made by the Company in any Proceeding, to the extent that such claims may relate to the Eligible Employee’s services.
(b)Each Eligible Employee shall agree, unless precluded by law, to promptly inform the Company if the Eligible Employee is asked to participate (or otherwise become involved) in any Proceeding involving such claims or potential claims.
(c)Each Eligible Employee shall also agree, unless precluded by law, to promptly inform the Company if the Eligible Employee is asked to assist in any investigation (whether governmental or private) of the Company or its Subsidiaries (or its actions), regardless of whether a lawsuit has then been filed against the Company or its Subsidiaries with respect to such investigation.
Section 1.9Reasonableness. In the event that any of the provisions of this Article VI should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service, or other limitations permitted by applicable law.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
Section 1.10Equitable Relief.
(a)Each Eligible Employee shall acknowledge that the restrictions contained in this Article VI are reasonable and necessary to protect the legitimate interests of the Company, its Subsidiaries and its affiliates, that the Company would not have established this Plan in the absence of such restrictions, and that any violation of any provision of this Article VI will result in irreparable injury to the Company. Each Eligible Employee shall represent that his experience and capabilities are such that the restrictions contained in this Article VI will not prevent the Eligible Employee from obtaining employment or otherwise earning a living at the same general level of economic benefit as is currently the case. Each Eligible Employee shall further represent and acknowledge that (i) he has been advised by the Company to consult his own legal counsel in respect of this Plan, and (ii) that he has had full opportunity, prior to agreeing to participate in this Plan, to review thoroughly this Plan with his counsel.
(b)Each Eligible Employee shall agree that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages and without posting a bond or other security, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Article VI, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.
(c)Each Eligible Employee shall also irrevocably and unconditionally consent to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 10.04.
Section 1.11Survival of Provisions. The obligations contained in this Article VI shall survive the termination of each Eligible Employee’s employment with the Company and shall be fully enforceable, to the maximum extent allowed under applicable law, thereafter.
Article VII
PLAN ADMINISTRATOR
Section 1.1Authority and Duties. The Company has established this Plan on behalf of Company. The Company is the “Plan Sponsor” and the Employee Benefits Committee (the “EBC”) is the “Plan Administrator” (unless and to the extent that Plan Administrator duties have been otherwise delegated), as those terms are defined under ERISA. In the absence of an EBC, the Company is the Plan Administrator. As Plan Administrator, the EBC shall have primary responsibility for the operation and administration of the Plan, and this responsibility shall be delegated as designated in the Plan or as determined by the EBC. To the extent of such delegation, the delegate shall be a “named fiduciary” of the Plan, as that term is defined in ERISA, and shall have all of the authority, discretion and powers of the Plan Administrator. It shall be the duty of the Plan Administrator to properly administer the Plan. The Plan Administrator shall have the full power, authority and discretion to construe, interpret and administer the Plan, to make factual determinations, to correct deficiencies therein, and to supply omissions. The Plan Administrator may adopt such rules and regulations and may make such decisions as it deems necessary or desirable for the proper administration of the Plan.
As set forth in this Section, “administration” of this Plan does not include any decisions to amend or terminate all or any portion of the Plan, which functions are reserved to the Company in its capacity as Plan Sponsor and not in any fiduciary capacity.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
Section 1.2Compensation of the Plan Administrator. The Plan Administrator shall receive no compensation for services as such. However, all reasonable expenses of the Plan Administrator shall be paid or reimbursed by the Company upon proper documentation. The Plan Administrator shall be indemnified by the Company against personal liability for actions taken in good faith in the discharge of the Plan Administrator’s duties.
Section 1.3Records, Reporting and Disclosure. The Plan Administrator shall keep a copy of all records relating to the payment of Severance Benefits to Participants and former Participants and all other records necessary for the proper operation of the Plan. All Plan records shall be made available to the Company and to each Eligible Employee for examination during business hours except that an Eligible Employee shall examine only such records as pertain exclusively to the examining Eligible Employee and to the Plan. The Plan Administrator shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code, and every other relevant statute, each as amended, and all regulations thereunder (except that the Company, as payor of the Severance Benefits, shall prepare and distribute to the proper recipients all forms relating to withholding of income or wage taxes, Social Security taxes, and other amounts that may be similarly reportable).
Section 1.4Discretion. Any decisions, actions or interpretations to be made under the Plan by the Plan Administrator shall be made in its sole and absolute discretion, subject to the terms of the Plan and applicable law, and need not be uniformly applied and such decisions, actions or interpretations shall be final, binding and conclusive upon all parties, with respect to denied claims for Severance Benefits. Not in limitation, but in amplification of the foregoing and of the authority conferred upon the Plan Administrator, the Plan Sponsor specifically intends that the Plan Administrator and its duly authorized delegates have the greatest permissible discretion to construe the terms of the Plan and to determine all questions concerning eligibility, participation, and benefits. The decisions by the Plan Administrator or any delegates shall be conclusive and binding, and any interpretation, determination, or other action by them is intended to be subject to the most deferential standard of review. Such standard of review is not to be affected by any real or alleged conflict of interest on the part of the Plan Administrator or its delegates. The EBC delegated its authority and discretion to review and grant or deny initial claims under the Plan to Severance Analyst, Legal & Corporate Administration, and this delegation has been accepted. In addition to the duties and powers described hereunder and elsewhere in this Plan, the Plan Administrator or its delegate is specifically given the discretionary authority and such powers as are necessary for the proper administration of the Plan, including, but not limited to, the following:
•to resolve ambiguities or inconsistencies,
•to supply omissions and the like,
•to make determinations, grants, or denials of the amount, manner, and time of payment of any Benefits under the terms of the Plan,
•to authorize its agents or delegates to execute or deliver any instrument or make payments on the Plan Administrator’s behalf or with respect to the Plan;
•to select and retain counsel, service providers, vendors, employ agents, and provide for such clerical, accounting, actuarial, legal, consulting and/or claims processing

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
services as it deems necessary or desirable to assist the Plan Administrator in the administration of the Plan;
•to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, summary plan descriptions and other information explaining the Plan;
•to receive from each Participating Company and from Eligible Employees such information as shall be necessary for the proper administration of the Plan, and to require such information as a condition to receiving benefits under the Plan;
•to furnish the Company, upon request, such annual reports with respect to the administration of the Plan as the Plan Administrator deems reasonable and appropriate;
•to receive, review and keep on file, as the Plan Administrator deems necessary or appropriate, reports of Plan payments and reports of disbursements for expenses; and
•in general to decide and /or settle questions and disputes, and all such authorizations, interpretations, determinations, decisions and settlements shall be final and binding for purposes of the Plan.
Section 1.5Implementation of the Plan is Non-Fiduciary. The decision to implement the Plan and as to which employees, if any, will be included in an Involuntary Termination or terminated due to job performance, as well as all other Management Team decisions, including but not limited to, offering ongoing employment, shall be determined by the Management Team as Plan sponsor functions and not in any fiduciary capacity. Management shall have unlimited discretion under the Plan in making Involuntary Termination decisions.
Article VIII
AMENDMENT, SUSPENSION AND TERMINATION
Section 1.1Amendment, Suspension and Termination.
(a)In General. Except as otherwise provided in this Article VIII, the Plan may be amended, suspended or terminated, without prior notice, in whole or in part at any time, with future or with retroactive effect, by a writing approved by Board of Directors and signed on behalf of the Company by an authorized officer. The Plan may also be amended in writing by the Plan Design Committee. Amendment or termination of the Plan with respect to any Subsidiary of the Company shall not affect the rights of any Eligible Employee to any Plan benefit to which such Eligible Employee may have become irrevocably entitled under the Plan prior to the date such amendment or termination is adopted. On termination of the Plan, all rights to benefits end unless an Eligible Employee already has become entitled to such benefits. The Plan Design Committee or the Vice President - Legal with responsibility for Severance Benefits, or their respective designee, have the authority to amend Exhibit C, “List of Participating Companies,” at any time and from time to time, including but not limited to, adding an entity as a Participating Company as such participation is approved by the Plan Design Committee.
(b)Prospective Operation of Amendments. Any amendment, suspension or termination shall operate prospectively only and shall not impair an Eligible Employee’s right to

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
retain any amount paid to him/her prior to the date of the amendment, suspension or termination (except as expressly provided herein) or cause the cessation of Severance Benefits after an Eligible Employee has executed a Release as required under Article III.
Section 1.2Continuation of Plan. Subject to Section 8.01, the Plan shall continue and shall be binding on the Company and its successors until the Company and/or its successors have fully performed all of the Company’s obligations under the Plan with respect to all Eligible Employees covered under the Plan as of the Effective Date.
Article IX
CLAIMS PROCEDURES
Section 1.1Claims. Except as expressly provided in Exhibit E, The Plan Administrator, in its sole discretion, shall determine eligibility for Severance Benefits and the amount of Severance Benefits, as well as the administration of Severance Benefits, in accordance with the terms of this Plan. An Eligible Employee or his beneficiary, as applicable (the “claimant”) may contest such determinations by completing and filing with the Plan Administrator a written request for review in the manner specified by the Plan Administrator within 90 days following the Eligible Employee’s Termination Date. A Participant must send a written claim to the Plan Administrator as follows:
The Lumen Employee Benefits Committee
c/o Lumen Technologies, Inc.
214 E. 24th Street
Vancouver, WA 98663.
Each such application must be supported by such information as the Plan Administrator deems relevant and appropriate. The claimant may not bring an action for any alleged wrongful denial of Plan benefits in a court of law unless the claims and appeals procedures described in this Article IX are exhausted and a final determination has been made by the Plan Administrator or its delegate. If the claimant challenges a decision by the Plan Administrator or its delegate, any review by a court of law will be limited to the facts, evidence and issues presented to the Plan Administrator during the claims procedure set forth in this Article IX. Facts and evidence that become known to the claimant after such individual has exhausted the claims procedure must be brought to the attention of the Plan Administrator for reconsideration. Issues not raised with the Plan Administrator will be deemed waived.
Section 1.2Initial Claim. In the event that any claim under Section 9.01 is denied in whole or in part, the claimant whose claim has been so denied shall be notified of such denial in writing by the Plan Administrator, or its delegate, within ninety (90) days after the receipt of the claim for benefits. This period may be extended an additional ninety (90) days if the Plan Administrator, or its delegate, determines such extension is necessary and the Plan Administrator, or its delegate, provides notice of the extension to the claimant prior to the end of the initial ninety (90) day period. The notice advising of the denial shall: (i) specify the reason or reasons for denial, (ii)    make specific reference to the Plan provisions on which the determination was based, (iii)    describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and (iv) describe the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
Section 1.3Appeals of Denied Administrative Claims. All appeals of denied claims shall be made by the following procedure:
(a)A claimant whose claim has been denied shall file with the Plan Administrator a written notice of appeal of the denial. Such notice shall be filed within sixty (60) calendar days of receipt of notification by the Plan Administrator of the denial of a claim, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.
(b)The Plan Administrator shall consider the merits of the claimant’s written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Plan Administrator shall deem relevant.
(c)The Plan Administrator shall render a determination upon the appealed claim which determination shall be accompanied by a written statement as to the reasons therefore. The determination shall be made to the claimant within sixty (60) days of the claimant’s request for review, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim. In such case, the Plan Administrator shall notify the claimant of the need for an extension of time to render its decision prior to the end of the initial sixty (60) day period, and the Plan Administrator shall have an additional sixty (60) day period to make its determination. The determination so rendered shall be binding upon all parties. If the determination is adverse to the claimant, the notice shall: (i) provide the reason or reasons for denial, (ii) make specific reference to the Plan provisions on which the determination was based, (iii) state that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to a the claimant’s claim for benefits, and (iv) state that the claimant has the right to bring a civil action under section 502(a) of ERISA.
Section 1.4Deadline to Bring a Plan Claim, Arbitration or Civil Suit.
(a)Claims regarding any Benefit under the Plan must be submitted in writing within six (6) months of the earlier of:
(i)the date a claimant has reason to believe that the Plan has not been properly administered or
(ii)the date that a claimant did not receive a Plan benefit to which he believes he was entitled.
(b)Plan claims and appeals procedures as explained, above must be completely and timely exhausted by a claimant/Participant. A civil lawsuit, arbitration or other proceeding must be filed not later than one (1) year after the exhaustion of these internal Plan remedies as described in this Article IX.
Article X
MISCELLANEOUS
Section 1.1Waiver of Jury Trial.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
(a)The Company waives and each Employee upon becoming an Eligible Employee in the Plan shall waive his, her or its right to a jury trial in any court action arising under the Plan or otherwise and whether made by claim, counter-claim, third-party claim or otherwise.
(b)If for any reason the jury waiver is held to be unenforceable, but only in that event, the Eligible Employee and the Company agree to binding arbitration for any dispute arising out of this Plan or any claim arising under any federal, state or local statutes, laws or regulations, pursuant to the arbitration terms set forth on attached Exhibit B.
(c)The agreement of the Eligible Employee to waive his right to a jury trial will be binding on his beneficiaries or assigns and will survive the termination of this Plan.
Section 1.2Forum Selection. Except as the laws of the United States may otherwise require, any and all disputes relating to or arising under this Policy to enforce or interpret this Policy must be brought by civil action. Any court proceeding brought by you or the Company to enforce rights or obligations related to or arising under any provision of this Plan (a “Claim”) must be brought in the United States District Court in Denver, Colorado (the “Court”) or, if and only if another proceeding is pending between you and the Company in another jurisdiction and a Claim would be related to such pending proceeding, in such other jurisdiction. Each party agrees to personal jurisdiction in either venue. Each Participant, by virtue of his or her participation in this Policy, irrevocably consents to the jurisdiction and venue in the Court and that any and all disputes shall be adjudicated solely by the Court, and further irrevocably waives any defense based on lack of venue, personal jurisdiction, forum non conveniens, transfer, priority doctrines, and any defense(s) of similar type or import except that, as noted in Section 10.01, if the Court refuses to enforce the jury waiver in Section 10.01, the case shall proceed in arbitration.
Section 1.3Non-Alienation of Benefits. None of the payments, benefits or rights of any Participant shall be subject to any claim of any creditor of any Participant, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment (if permitted under applicable law), trustee’s process, or any other legal or equitable process available to any creditor of such Participant. No Eligible Employee shall have the right to alienate, anticipate, commute, plead, encumber or assign any of the benefits or payments that he may expect to receive, continently or otherwise, under this Plan, except for the designation of a beneficiary.
Section 1.4Notices. All notices and other communications required hereunder shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service. In the case of the Eligible Employee, mailed notices shall be addressed to him or her at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to the Plan Administrator.
Section 1.5No Mitigation. Eligible Employees shall not be required to mitigate the amount of any Severance Benefit provided for in this Plan by seeking other employment or otherwise, nor shall the amount of any Severance Benefit provided for herein be reduced by any compensation earned by other employment or otherwise, except if the Eligible Employee is re-employed by the Company, in which case Severance Benefits shall cease.
Section 1.6No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
benefits shall be construed as giving any Eligible Employee or any person whosoever, the right to be retained in the service of the Company, and all Eligible Employees shall remain at-will employees, subject to discharge to the same extent as if the Plan had never been adopted.
Section 1.7Severability of Provisions. Except to the extent provided in Section 6.09, if any provision of this Plan shall be held invalid, illegal or unenforceable by a court of competent jurisdiction, as to such jurisdiction that provision shall be limited (“blue penciled”) to the minimum extent necessary so that this Plan shall otherwise remain enforceable in full force and effect. To the extent such provision cannot be so modified, the offending provision shall, as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement.
Section 1.8Unfunded Plan. The Plan shall not be funded. No Participant shall have any right to, or interest in, any assets of the Company that may be applied by the Company to the payment of Severance Benefits. Payments of Severance Benefits under the Plan shall be paid from the Company’s general assets, in accordance with the terms of the Plan.
Section 1.9Payments to Incompetent Persons. Any Severance Benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefore shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, the Plan Administrator and all other parties with respect thereto.
Section 1.10Lost Payees. A Severance Benefit shall be deemed forfeited if the Committee is unable to locate an Eligible Employee to whom a Severance Benefit is due. Such Severance Benefit shall he reinstated if application is made by the Eligible Employee for the forfeited Severance Benefit while this Plan is in operation.
Section 1.11Controlling Law. This Plan shall be construed and enforced according to the laws of the State of Colorado to the extent not superseded by Federal law. Any provision of this Plan that is determined by a court to be in conflict with any applicable Federal or State laws shall be deemed amended by this paragraph to conform to the minimum requirements of such laws, except to the extent they are preempted by BRISA.
Section 1.12Clerical Error. By participation in this Plan, each Eligible Employee agrees that any amount paid in error will be returned promptly to Company and a payment error does not create a legally binding right to payment under this Plan. If a clerical error or other mistake occurs, however occurring, including but not limited to, by the Plan Administrator, its delegates, members of the Employee Benefits Group of the Company’s Human Resources Organization, Vendors, a Participant, such clerical error or mistake does not and shall not create a right to a Benefit under the Plan. When an error is found, it will be corrected or adjusted appropriately as soon as practicable. Interest shall not be payable by the Plan, the Plan Administrator or any delegate with respect to a Benefit corrected or adjusted.
Executed this 14 day of September, 2020
Lumen Technologies, Inc.*

By: /s/ Scott A. Trezise

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
    Scott A. Trezise, Chair
    CenturyLink Plan Design Committee

* The Lumen brand was launched on September 14, 2020. As a result, CenturyLink, Inc. is referred to as Lumen Technologies, or simply Lumen. The legal name CenturyLink, Inc. is expected to be formally changed to Lumen Technologies, Inc. upon the completion of all applicable requirements.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
EXHIBIT A
SEPARATION AGREEMENT
AND RELEASE IN FULL OF ALL CLAIMS

Employee Name: NAME
Employee ID: PERNR
Work City, State: WORK CITY, STATE
Notice to Employee: You should discuss this Separation Agreement with an attorney prior to signing it. In any event, you should thoroughly review and understand the effect of this document before acting upon it. Therefore, please take this Separation Agreement home and carefully consider it before you decide whether to sign it. You have 45 calendar days from the date of receipt of this Separation Agreement in which to decide whether to sign it.
This Separation Agreement and Release in Full of All Claims (“Agreement”) is made by and between
NAME (“Employee”)
AND
The subsidiary or affiliate of CenturyLink, Inc. (doing business as Lumen*) which is Employee’s employer, as reflected on Employee’s pay/salary statements and W-2 form (“Employer”).
1.    Intent to Resolve all Claims. In connection with Employee’s separation and termination of employment with Employer at the close of business on DATE (“Termination Date”), Employer and Employee desire to settle and compromise fully and finally all differences between them, including, but not limited to, all claims Employee has or might have asserted against Employer arising out of the employment with Employer or termination of that employment.
2.    Severance Pay. Employee is entitled to Severance Pay provided all the following conditions have been met: (1) Employee’s employment has terminated, (2) Employee has signed this Agreement on or after his/her last day of work and has returned it to Employer at the address provided in the notification letter, (3) the revocation period described in paragraph 21 has expired and Employee has not revoked the Agreement and (4) Employee has complied in full with the terms of this Agreement, including but not limited to paragraphs 9, 10, 11 and 12 (collectively, the “Conditions”).
Employer agrees to pay Employee the gross sum of $AMOUNT less withholdings, as severance pay. Severance will be paid in pro-rated installments on a bi-weekly basis over a 34 week period of time beginning no later than 60 days after the Termination Date, in accordance with Article V of the Executive Severance Plan (the “Plan”). In addition, Employer will provide a COBRA subsidy as further described in Paragraph 4 below.
A.     COBRA Subsidy for up to COBRA MONTHS, whereby Employee effectively pays the same rate for Medical/Prescription, Vision and Dental insurance during

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
the subsidy period as active employees. The subsidy may terminate prior to the end of COBRA MONTHS, as specified in the Plan. Following the expiration of the subsidy, Employee will pay 102% of the cost of coverage, as long as COBRA coverage remains in place.
B.     Outplacement assistance in accordance with Section 4.03 of the Plan.
In addition to the benefits described in the Plan, and provided the above Conditions have been met, certain tranches of restricted shares granted will be accelerated as reflected on the attached Stock-Based Compensation Summary, attached as Exhibit A, within a reasonable period of time after the Termination Date.
3.    Payment in Full of All Compensation and Benefits. Employee hereby expressly acknowledges and agrees that Employee has been paid for all work performed and is not entitled to from Employer as of the date of separation, except for: (i) final pay earned by Employee but not yet payable under Employer’s normal payroll cycle and not yet due under state law, (ii) unpaid sales compensation, if applicable, which will be determined by Employer and paid in accordance with the terms of the applicable sales compensation plan, (iii) applicable prorated short term incentive or bonus plan payment, subject to Employee signing and not revoking this Agreement, and (iv) severance payments payable under the terms of this Agreement.
4.    Termination of Group Health Insurance/Continuation Coverage. Subject to applicable laws, Employee and dependent group health (medical, prescription, dental and vision) insurance coverage, if any, will end on 10/31/2020. Employer will provide, in accordance with applicable laws and plan documents, notice of any rights to continue, convert, or obtain (a) continued health coverage at Employee’s own expense, and (b) replacement coverage for any life insurance coverage in effect prior to Employee’s separation from employment. If Employee is eligible to continue health insurance coverage pursuant to COBRA and elects to do so, Employee is eligible for a COBRA subsidy (equal to the company subsidy provided for equivalent active employee coverage for similarly situated employees) for up to a maximum of 1 month, subject to earlier termination of the subsidy as described in COBRA or the applicable severance plan.
5.    Full and Complete Waiver and Release. Employee hereby accepts Employer’s payment and promises in this Agreement in full settlement and satisfaction of all grievances, claims, actions and lawsuits of every nature and kind whatsoever, known or unknown, suspected or unsuspected, past, present or future, in any way related to or arising from the employment relationship between Employer and Employee or the termination of that relationship, which Employee has or might have asserted against Employer in the future.
In connection with Employee’s waiver of potential claims unknown to Employee at the time of signing the Agreement, if Employee lives in California, Employee hereby waives the provisions of section 1542 of the California Civil Code, which states: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his favor at the time of executing the release, and that if known by him or her would have materially affected his or her settlement with the debtor or released party.”
Employee releases, acquits, and forever discharges and covenants not to sue Employer, and its related and parent companies, including CenturyLink, Inc. and its affiliates such as EMBARQ Corporation, Qwest Communications International, Inc., SAVVIS, Inc., Level 3 Communications, Inc., and their subsidiaries, predecessors and successors (collectively

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
“CenturyLink”), and each of their individual directors, officers, employees, agents and insurers, and assigns (collectively, the “Company”) as well as the Company’s shareholders, directors, officers, employees, agents, employee benefit plans, and insurers, and all other persons who might be claimed to be liable, to the fullest extent allowed by law, of and from any and all grievances, claims, actions and lawsuits arising out of or related to Employee’s employment with Employer or the termination of that employment, other than as expressly excepted in paragraph 6. Although (as noted in paragraph 6) this Agreement does not limit Employee’s right to file a charge with an administrative agency or participate in an agency investigation, Employee waives the right to recover additional compensation related to the employee’s prior employment or termination of employment with Employer in connection with any charge or investigation by any agency, regardless of whether Employee or someone else initiated that charge or investigation. Employee hereby assigns to Employer all rights to such compensation, if any, in consideration of the payments received under this Agreement.
This release includes to the fullest extent allowed by law, but is not limited to, any and all claims, grievances, actions or lawsuits in any forum, which have been, might have been, or in the future might be asserted by Employee and/or on behalf of Employee, under local, state and federal laws, administrative regulations, Executive Orders, and wage payment or equal employment opportunity legislation such as Title VII of the Civil Rights Act of 1964; the Sarbanes-Oxley Act of 2002 (15 USC § 78d-3); the Civil Rights Acts of 1866, 1870, 1871, 1964, and 1991; 42 U.S.C. § 1981,1981a, 1983, 1985, or 1988; rehire or reemployment rights, the Age Discrimination in Employment Act; the Family and Medical Leave Act; the Older Workers Benefit Protection Act; the Americans with Disabilities Act; the Labor Management Relations Act; the National Labor Relations Act; the Employee Retirement Income Security Act of 1974, as amended to include COBRA and HIPAA, among other laws, the Uniformed Services Employment and Reemployment Rights Act; the Worker Adjustment and Retraining Notification (WARN) Act, 23 U.S.C. § 2101, including WARN Act claims that may arise after the date on which this Agreement became effective, and Executive Order 11246, all as amended as well as any and all state law, common-law or statutory claims, including retaliation, tort, fraud, misrepresentation and wrongful discharge claims; contract claims, including express or implied contract and breach of the covenant of good faith and fair dealing; and claims for attorneys’ fees (collectively, the “Claims”). “Claims” shall include all claims relating to Employee’s application for employment, background checks, privacy, unfair competition, compensation, hiring, employment, resignation, discharge, termination, and wages, including any disputes related to sales compensation for any months for which final payment has been made under the terms of any applicable sales compensation plan documents.
6.    Exceptions to the Release. Notwithstanding any other provisions of this Agreement, nothing in this Agreement will waive, release, modify, or otherwise affect any of Employee’s accrued and vested rights under existing pension and 401(k) plans, such as claims for vested benefits under the Employer-sponsored Pension or 401(k) plans, or under state workers’ compensation and unemployment laws. This Agreement is not intended to change or modify any provision of any benefit plan governed by ERISA. With the exception of claims under the WARN Act, this Agreement does not govern claims or rights based on events that may occur after the date of this Agreement. Also excluded from this Agreement is your right to file a charge with an administrative agency, participate in an agency investigation and to file an unfair labor practice charge. You are, however, waiving all rights to recover money in connection with any such charge, investigation or related lawsuit, except that nothing in this Agreement is intended to waive your right to seek, receive or retain any monetary award you may be entitled to related to any federal whistleblower action.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
7.    No Pending Claims. Employee represents that there are no complaints, grievances, or claims related to Employee’s employment with Employer or termination of that employment pending or filed against Employer, including grievances, claims, or charges filed or pending with any local, state, or federal agency or court as of the date this Agreement was signed.
8.    No Admission of Liability. Nothing in this Agreement shall be interpreted as an admission of liability as to any of the complaints, claims, or lawsuits that it releases. Employer and each of its individual directors, officers, employees, agents and insurers, and their successors, individually and collectively, expressly deny any such liability.
9.    Restrictive Covenants; Prohibitions on Solicitation of Customers and Employees. Employee agrees to each of the Restrictive Covenants listed in Article VI of the Plan including, but not limited to, the restrictions for a period of one year following the Termination Date against competitive employment and against inducing employees, customers or others to reduce, limit, terminate or discontinue their transactions, services, employment or relationship with the Company. The terms “solicit” and “induce,” as used in this paragraph, apply to any contacts by Employee, regardless of whether Employee or another person initiated the first contact. Employee understands that if Employee breaches this paragraph 9, the Company is entitled to recover any and all damages caused by such breach.
If your work location immediately prior to your separation from employment was in the State of California, the above prohibition on soliciting customers does not apply to you.
If your work location immediately prior to your separation from employment was in the State of Louisiana, the above prohibition on soliciting customers applies only within the Restricted Territory, as defined on Exhibit D hereto.
10.    Cooperation. Employee agrees to cooperate with Employer in connection with any internal or external investigation or dispute involving Employer with respect to which Employee possesses relevant information. If Employer, in its sole discretion, determines that such cooperation is required, then upon reasonable notice and at reasonable times, and for reasonable periods, Employee agrees that Employee will make him or herself available for interviews, and witness preparation sessions and for appearances in connection with any external investigation or dispute (including, but not limited to, appearances at depositions, hearings and trials). Recognizing that upon Employee’s departure from Employer, participating in interviews and witness preparation sessions may be a burden, Employer agrees to reimburse Employee time spent in interviews and witness preparation sessions requested by Employer at a rate equal to Employee’s final base pay computed on an hourly basis (assuming a 40 hour week). Employer will not reimburse Employee for testimony or time spent at the request of a third party or time spent with regard to Employee’s own defense or in pursuing Employee’s own action. In addition, Employer will reimburse Employee for reasonable expenses incurred in connection with such interviews and witness preparation sessions (except that Employer will not reimburse Employee for lost wages, lost opportunities etc. other than through payment of the hourly rate referred to above). Employee agrees that Employer will not pay you for any time spent testifying in any external investigation or dispute (including, but not limited to, appearances at deposition, hearings and trials). Nothing in this Agreement shall limit, restrict, preclude or influence Employee’s testimony in any way or cause Employee not to provide truthful testimony or information in any matter or in response to any inquiry by a government official. Employer’s

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
agreement to reimburse Employee as described above is premised on Employee providing completely truthful information during any internal or external investigation or dispute.
11.    No Disparagement. Employee agrees and covenants not in any way (directly or indirectly) to do or say anything at any time which disparages or derogates Employer or its business interests or reputation, or any of its individual directors, officers, employees, customers, or agents. However, nothing in this Paragraph shall limit Employee’s right to file a charge of discrimination, participate in any agency investigation, or file an unfair labor practice charge as provided in paragraph 6. In addition, this paragraph does not prohibit Employee from providing truthful information a) as required by applicable law or regulation or by legal or regulatory process or proceeding or b) to governmental or regulatory agencies.
12.    Property of Employee and Employer. Employee has possession of all of Employee’s personal property that was on Employer’s premises. Employee has returned all copies and originals of any Company property, documents, computer programs, or other records, regardless of how created, copied, stored and/or maintained, specifically including any documents or records relating to the Company’s finance, accounting and/or audit policies and procedures. Employee has returned to Employer all Company property, including without limitation computer, cell phone, badge and security access equipment, Company credit cards, calling cards, etc. no later than the date of termination. In addition, Employee agrees to make no disclosure or use whatsoever of any proprietary or confidential information, data, developments or trade secrets belonging to the Company. This Agreement does not supersede the Intellectual Property Rights Agreement or any other similar written agreement with the Company.
13.    Repayment Requirements. Employees rehired by CenturyLink before the expiration of the period covered by their severance allowance will be required to repay all or part of the allowance. The repayment amount will be determined by subtracting the number of days in layoff status before rehire from the number of days included in the severance allowance, and then dividing that amount by the total number of days included in the severance allowance. The resulting percentage will be applied to the total severance amount to determine the amount to be repaid.
14.    Choice of Venue, Jury Trial and Class Action Waiver-Court Proceedings. If Employee lives anywhere other than California, any claims under this Agreement must be brought in the United States District Court for the Western District of Louisiana or, if there is no federal jurisdiction, in the 4th Judicial District Court in Ouachita Parish, and Employee and Employer expressly consents to the jurisdiction of such court. The Parties voluntarily, knowingly and intelligently waive and relinquish the right to a trial before a jury in any action, brought in any court, concerning this Agreement or any other claim against Employer. Employee also expressly agrees to bring Claims against Employer in an individual capacity, and not as a plaintiff or class member in any purported class, collective or representative action. If for any reason either the jury waiver or the class action waiver of this paragraph is held to be unenforceable, but only in that event, the Parties agree to binding arbitration of any Claims, or any dispute arising out of this Agreement, pursuant to the arbitration terms set forth on the attached Exhibit C.
15.    Agreement to Arbitrate Claims. If Employee lives in California, in consideration for and as a pre-condition to receiving severance pay under this Agreement, Employee agrees to this Agreement to Arbitrate Claims set forth in Exhibit C. This Agreement to Arbitrate Claims is governed by the Federal Arbitration Act, as amended, 9 U.S.C. §§ 1, et seq. (“FAA”).

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
16.    Severability. To the extent that any provisions in this Agreement are deemed illegal and/or unenforceable, the parties agree that this Agreement shall be interpreted so that all other obligations and protections established by it are enforceable.
17.    Final, Binding and Entire Agreement. This Agreement contains the entire agreement and understanding between the parties regarding the termination of Employee’s employment, severance to which employee is entitled, and disputes concerning Employee’s employment with Employer up to the date of this Agreement. It incorporates and supersedes all prior written and oral agreements on these subjects. This Agreement, however, does not supersede, modify, or limit any non-compete or non-solicit agreement previously signed by Employee. Employee specifically reaffirms and agrees to continue to abide by the terms of any such non-compete or non-solicit agreement and all such agreements remain in full force. This Agreement may be amended only by a written document signed by the parties which specifically states that it was intended as an amendment.
18.    Acknowledgements. You acknowledge and agree that the severance pay and benefits described in paragraphs 2 and 4 of this Agreement are in addition to whatever you already are entitled to receive apart from this Agreement. You also acknowledge that termination of your employment is not in connection with an “exit incentive program” or “other employment termination program,” as defined in the Older Worker Benefit Protection Act (“OWBPA”). Thus, you acknowledge and agree that you are not entitled to any information which employers are required to disclose under the OWBPA (such as a description of the decisional unit, the job titles and age of all individuals in that decision unit who were or were not selected benefits) when such a program exists.
19.    WARN. If Employer paid any payments under WARN, Employee agrees and acknowledges that the method used to determine the rate of pay and benefits is reasonable and fairly compensates Employee for the sixty day WARN Act period. In addition, Employee agrees and acknowledges that the separation pay is a voluntary and unconditional payment from Employer, which Employer is not legally obliged to provide unless you sign this Agreement, and such pay is sufficient and adequate consideration for your release of any WARN Act claims that you may have either now or in the future as a result of your termination of employment.
20.    Section 409A. This Agreement will be construed and interpreted to comply with the requirements of Section 409A of the Internal Revenue Code, to the extent applicable, or one or more applicable exceptions thereto, in accordance with the provisions of section 409A of the Code and any Treasury Regulations or interpretive guidance issued thereunder.
21.    Consideration and Revocation Periods. Employee hereby acknowledges having been allowed at least forty-five (45) days to consider this Agreement and that if the Agreement is signed sooner, such decision is entirely voluntary. Employee has been advised in writing by Employer to consult an attorney prior to signing this Agreement and to ask the attorney to review and explain this Agreement. Employee has thoroughly reviewed this Agreement and understands this Agreement and the effect of it. If Employee lives anywhere other than Minnesota, Employee understands that Employee may revoke this Agreement for a period of seven (7) days after signing it, and that the Agreement will not become effective or enforceable until the seven-day period has expired without such revocation. If Employee lives in Minnesota, Employee understands that Employee may revoke this Agreement for a period of fifteen (15) days after signing it, and that the Agreement will not become effective or enforceable until the fifteen-day period has expired without such revocation.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
EMPLOYEE NAME
______________________________________
Employee Signature
______________________________________
Date of Signature

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
EXHIBIT C (to EXHIBIT A)
Agreement to Arbitrate Claims
In consideration for and as a pre-condition to receiving severance pay under this Agreement, Employee agrees to this Agreement to Arbitrate Claims. This Agreement to Arbitrate Claims is governed by the Federal Arbitration Act, as amended, 9 U.S.C. §§ 1, et seq. (“FAA”).
BOTH EMPLOYER AND EMPLOYEE VOLUNTARILY, KNOWINGLY, AND INTELLIGENTLY AGREE TO BINDING ARBITRATION OF ANY AND ALL CLAIMS (AS DEFINED IN PARAGRAPH 5 ABOVE) WHICH HAVE NOT BEEN WAIVED AND RELEASED BY THIS AGREEMENT. BOTH EMPLOYER AND EMPLOYEE WAIVE ANY RIGHT THEY MAY OTHERWISE HAVE TO A JURY TRIAL AND TO PURSUE REMEDIES IN COURT OR OTHER FORUMS EXCEPT as noted below. If, however, Employee would otherwise be legally or contractually permitted or required to exhaust administrative remedies to obtain legal relief, Employee may pursue permitted administrative remedies and must exhaust required administrative remedies prior to pursuing arbitration. The terms of this Agreement to Arbitrate Claims shall apply to Claims against Employer, its parents, subsidiaries, affiliates, and their directors, officers and employees, and any of their respective successors or assignees and to Claims against the Employee, his or her heirs, executors, administrators, or legal representatives.
In the event that a court concludes that this Agreement to Arbitrate Claims is not enforceable under the FAA in a particular case, the law of the state in which Employee principally performed the duties of Employee’s position with Employer shall apply and govern the arbitrability of all Claims in that case. In all cases, arbitrability shall be determined by a court of competent jurisdiction. The substantive law of the state in which Employee principally performed the duties of Employee’s position with Employer, to the extent it is consistent with the terms stated in this Agreement to Arbitrate Claims, shall apply to any Claims. A single neutral arbitrator will conduct the arbitration under the Judicial Arbitration and Mediation Services Inc. (“JAMS”) Employment Arbitration Rules and Procedures (“JAMS Rules”) in effect when the demand for arbitration is filed. The current rules can be accessed at www.jamsadr.com. Employer will provide a printed copy of the current rules upon request. Other than as set forth in this Agreement, the arbitrator shall have no authority to add to, detract from, change, amend or modify existing law. The parties will mutually agree on the arbitrator (who does not need to be on the JAMS panel) and the location of the arbitration. The arbitrator shall have the authority to order such discovery as is necessary for a fair resolution of the dispute. The arbitrator shall also have the authority to award any and all relief or remedies provided under the statute or other law pursuant to which an asserted prevailing claim or defense is raised, as if the matter were being decided in court. The arbitrator may award punitive damages, where provided for by statute or the common law, subject to applicable caps (including but not limited to Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991, as amended; the Age Discrimination in Employment Act of 1967, as amended; and the Americans with Disabilities Act of 1990, as amended), and the arbitrator shall be bound by any limitations on the amount of punitive or other damages imposed by said statutes or laws or the U.S. Constitution. The arbitrator shall not have authority to hear any class, collective, consolidated or representative claims but is limited to individual claims.
The arbitrator will apply the same statutes of limitation that would apply in court. The arbitrator will honor claims of privilege recognized by law, and will take reasonable steps to

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
protect confidential or proprietary information, including the use of protective orders. The arbitrator’s award will be in writing and shall include the essential findings of fact and conclusions of law on which the award is based. The arbitrator’s decision and award shall be final and binding as to all Claims that were or could have been raised in the arbitration, except as otherwise provided by the FAA, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.
A party may apply to a court of competent jurisdiction for temporary or preliminary injunctive relief in connection with an arbitrable controversy in accordance with applicable law, and any such application shall not be deemed incompatible with or a waiver of this agreement to arbitrate. The court to which the application is made is authorized to consider the merits of the arbitrable controversy to the extent it deems necessary in making its ruling, but only to the extent permitted by applicable law. All determinations of final relief, however, will be decided in arbitration.
Nothing in this Agreement for Arbitration prohibits Employee from reporting possible violations of state or federal law or regulation to any government agency or entity, including but not limited to the Equal Employment Opportunity Commission, Department of Justice, the Securities and Exchange Commission, the U.S. Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of law.
Attorneys’ Fees and Costs. For arbitrations commenced by Employee pursuant to this section, the JAMS Rules applicable to initial filing fees shall apply, but in no event will Employee be responsible for any portion of those fees in excess of the filing or initial appearance fees applicable to court actions in the jurisdiction where the arbitration will be conducted. Employer otherwise shall pay all costs and expenses unique to arbitration, including without limitation the arbitrator’s fees. Employer will pay all of the arbitrator’s fees and expenses if it commences the arbitration. Each party will pay its own attorneys’ fees and costs in arbitration and in court proceedings, except an arbitrator has the discretion to award the prevailing party reasonable attorneys’ fees and costs where fees and costs are expressly permitted under the law.
Exceptions to Arbitration Requirement. The only exceptions to the parties’ obligations to arbitrate disputes are:
(1)    Exception for Sarbanes-Oxley (SOX) whistleblower claims. This Agreement to Arbitrate Claims does not require arbitration of any claims to enforce rights or remedies provided by 18 U.S.C. § 1514A.
(2)    Exception for Employees Working for a CenturyLink Entity that is party to Certain Federal Contracts. If Employee works for a CenturyLink Entity that is party to a Federal contract that is: 1) in excess of $1,000,000; 2) awarded after February 17, 2010; and 3) funded under the Department of Defense Appropriations Act of 2010, then he/she is not required to resolve through arbitration any claim under Title VII of the Civil Rights Act of 1964 or any tort related to or arising out of sexual assault or harassment, including assault and battery, intentional infliction of emotional distress, false imprisonment, or negligent hiring, supervision or retention.
(3)    Exception for Miscellaneous Claims. All claims for employee benefits under the Employee Retirement Income Security Act (“ERISA”) of 1984, as amended, are

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
governed by the terms of the applicable plan and/or ERISA. Similarly, claims for workers’ compensation or unemployment compensation benefits are not subject to the terms of this Agreement to Arbitrate Claims. Employee retains the right to file administrative claims with any state or federal agency including, but not limited to the National Labor Relations Board, the Equal Employment Opportunity Commission and the Department of Labor.
Waiver of Right to Bring Class, Collective, Consolidated or Representative Actions. EMPLOYEE AND EMPLOYER AGREE THAT THEY VOLUNTARILY, KNOWINGLY, AND INTELLIGENTLY WAIVE ANY RIGHT THEY MAY HAVE TO BRING OR OTHERWISE PARTICIPATE WITH OTHER PERSONS IN ANY CLASS, COLLECTIVE, CONSOLIDATED ACTION OR REPRESENTATIVE ACTION UNDER ANY FEDERAL, STATE OR LOCAL LAW OR STATUTE TO THE FULLEST EXTENT PERMITTED BY LAW (hereinafter “Class Action Waiver”). Accordingly, both Employer and Employee agree to bring any dispute in arbitration on an individual basis only, and not on a class or collective basis on behalf of others. There will be no right or authority for any dispute to be brought, heard or arbitrated as a class or collective action, or as a member in any such class or collective proceeding.
Notwithstanding any other provision of this Agreement or the JAMS Rules, disputes in court or arbitration regarding the validity, enforceability or breach of the Class Action Waiver may be resolved only by the court and not by an arbitrator. In any case in which (1) the dispute is filed as a class or collective action and (2) there is a final judicial determination that all or part of the Class Action Waiver is unenforceable, the class and/or collective action to that extent must be litigated in a civil court of competent jurisdiction, but the portion of the Class Action Waiver that is enforceable shall be enforced in arbitration. Employee will not be retaliated against, disciplined or threatened with discipline as a result of Employee’s filing of or participation in a class or collective action in any forum. However, Employer may lawfully seek enforcement of this Agreement to Arbitrate Claims and the Class Action Waiver under the Federal Arbitration Act and seek dismissal of such class and collective actions or claims. The Class Action Waiver shall be severable in any case in which the dispute is filed as an individual action and severance is necessary to ensure that the individual action proceeds in arbitration.
Private attorney general representative actions brought on behalf of the state under the California Labor Code are not arbitrable, not within the scope of this Agreement to Arbitrate Claims and may be maintained in a court of law, but a claim Employee brings on Employee’s own behalf as an aggrieved employee for recovery of underpaid wages (as opposed to a representative claim for civil penalties) is arbitrable.
Severability. If any term of this Agreement to Arbitrate Claims is held to be invalid or unenforceable or contrary to public policy or any law by a court of competent jurisdiction, the term shall be severed in its entirety from this Agreement; the remaining terms of this Agreement shall remain in full force and effect. Employer does not agree that class, collective, consolidated or representative claims may be arbitrated.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
EXHIBIT D (to EXHIBIT A)
Restricted Territory for Non-Compete and Non-Solicit

STATE	COUNTY/PARISH
AL	Limestone Madison
AR	Crittendon Pulaski
AZ	Maricopa Pima Yavapai Coconino
CA	Los Angeles Orange San Francisco Alameda Santa Clara Sacramento Placer San Diego Riverside San Bernardino
CO	Denver Adams Arapahoe Douglas El Paso Boulder Larimer Weld Pueblo Mesa
DC	Washington, DC
DE	Camden

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11

FL	Hillsborough Pinellas Orange Osceola Miami-Dade Broward Lee Leon Duval Collier Okaloosa Walton
GA	Fulton Cobb
IA	Polk Warren Linn Black Hawk Dubuque Johnson Pottawattamie Scott
ID	Ada Canyon Bonneville
IL	Cook DuPage McLean Rock Island St. Clair Will
IN	Marion Hamilton
KS	Johnson Wyandotte
KY	Jefferson

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11

LA
Acadia
Allen
Avoyelles
Beauregard
Bienville
Bossier
Jefferson Davis
LaSalle
Lincoln
Morehouse
Orleans
Ouachita
Caddo
Calcasieu
Caldwell
Catahoula
Claiborne
East Baton Rouge
Evangeline
Franklin
Jackson
Rapides
Richland
St. Helena
St. Landry
St. Martin
Union
Webster
West Baton Rouge

MA	Suffolk Norfolk Middlesex
MD	Baltimore
MI	Wayne Macomb Kent
MN	Clay St. Louis Sherburne Benton Stearns Olmsted Winona Hennepin Ramsey
MS	DeSoto

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11

MO	Boone Cole Callaway St. Louis City and County Jackson Clay
MT	Yellowstone Flathead
NC	Wake Mecklenburg Gaston Cabarrus
ND	Burleigh Cass
NE	Douglas
NM	Bernalillo Santa Fe
NV	Clark
NJ	Essex New Castle
NY	Erie Niagara New York Kings Bronx Richmond Queens Essex Nassau Suffolk
OH	Franklin Cuyahoga Lorain Lake Hamilton Butler Warren Summit Mahoning Trumbull

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11

OK	Osage Tulsa Wagoner Oklahoma Canadian Cleveland Pottawatomie
OR	Crook Lane Jackson Multnomah Washington
PA	Allegheny Dauphin Cumberland Philadelphia
SD	Minnehaha Lincoln
TN	Davidson Rutherford Williamson Knox Washington Carter Sullivan Shelby Sullivan Hawkins Washington
TX	Dallas Denton Tarrant Harris Fort Bend Chambers Bexar Medina Comal Travis Williamson Nueces Aransas San Patricio
UT	Salt Lake Weber Davis Utah

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11

VA	Arlington Fairfax Richmond Washington Virginia Beach New Port News Norfolk
WA	Clark King Pierce Spokane Kitsap Thurston
WI	Dane Milwaukee Waukesha Brown La Crosse
WY	Laramie

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
EXHIBIT B
Agreement to Arbitrate Claims
In consideration for and as a pre-condition to receiving severance pay under this Agreement, Employee agrees to this Agreement to Arbitrate Claims. This Agreement to Arbitrate Claims is governed by the Federal Arbitration Act, as amended, 9 U.S.C. §§ 1, et seq. (“FAA”).
BOTH EMPLOYER AND EMPLOYEE VOLUNTARILY, KNOWINGLY, AND INTELLIGENTLY AGREE TO BINDING ARBITRATION OF ANY AND ALL CLAIMS (AS DEFINED IN PARAGRAPH 5 ABOVE) WHICH HAVE NOT BEEN WAIVED AND RELEASED BY THIS AGREEMENT. BOTH EMPLOYER AND EMPLOYEE WAIVE ANY RIGHT THEY MAY OTHERWISE HAVE TO A JURY TRIAL AND TO PURSUE REMEDIES IN COURT OR OTHER FORUMS EXCEPT as noted below. If, however, Employee would otherwise be legally or contractually permitted or required to exhaust administrative remedies to obtain legal relief, Employee may pursue permitted administrative remedies and must exhaust required administrative remedies prior to pursuing arbitration. The terms of this Agreement to Arbitrate Claims shall apply to Claims against Employer, its parents, subsidiaries, affiliates, and their directors, officers and employees, and any of their respective successors or assignees and to Claims against the Employee, his or her heirs, executors, administrators, or legal representatives.
In the event that a court concludes that this Agreement to Arbitrate Claims is not enforceable under the FAA in a particular case, the law of the state in which Employee principally performed the duties of Employee’s position with Employer shall apply and govern the arbitrability of all Claims in that case. In all cases, arbitrability shall be determined by a court of competent jurisdiction. The substantive law of the state in which Employee principally performed the duties of Employee’s position with Employer, to the extent it is consistent with the terms stated in this Agreement to Arbitrate Claims, shall apply to any Claims. A single neutral arbitrator will conduct the arbitration under the Judicial Arbitration and Mediation Services Inc. (“JAMS”) Employment Arbitration Rules and Procedures (“JAMS Rules”) in effect when the demand for arbitration is filed. The current rules can be accessed at www.jamsadr.com. Employer will provide a printed copy of the current rules upon request. Other than as set forth in this Agreement, the arbitrator shall have no authority to add to, detract from, change, amend or modify existing law. The parties will mutually agree on the arbitrator (who does not need to be on the JAMS panel) and the location of the arbitration. The arbitrator shall have the authority to order such discovery as is necessary for a fair resolution of the dispute. The arbitrator shall also have the authority to award any and all relief or remedies provided under the statute or other law pursuant to which an asserted prevailing claim or defense is raised, as if the matter were being decided in court. The arbitrator may award punitive damages, where provided for by statute or the common law, subject to applicable caps (including but not limited to Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991, as amended; the Age Discrimination in Employment Act of 1967, as amended; and the Americans with Disabilities Act of 1990, as amended), and the arbitrator shall be bound by any limitations on the amount of punitive or other damages imposed by said statutes or laws or the U. S Constitution. The arbitrator shall not have authority to hear any class, collective, consolidated or representative claims but is limited to individual claims.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
The arbitrator will apply the same statutes of limitation that would apply in court. The arbitrator will honor claims of privilege recognized by law, and will take reasonable steps to protect confidential or proprietary information, including the use of protective orders. The arbitrator’s award will be in writing and shall include the essential findings of fact and conclusions of law on which the award is based. The arbitrator’s decision and award shall be final and binding as to all Claims that were or could have been raised in the arbitration, except as otherwise provided by the FAA, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.
A party may apply to a court of competent jurisdiction for temporary or preliminary injunctive relief in connection with an arbitrable controversy in accordance with applicable law, and any such application shall not be deemed incompatible with or a waiver of this agreement to arbitrate. The court to which the application is made is authorized to consider the merits of the arbitrable controversy to the extent it deems necessary in making its ruling, but only to the extent permitted by applicable law. All determinations of final relief, however, will be decided in arbitration.
Nothing in this Agreement for Arbitration prohibits Employee from reporting possible violations of state or federal law or regulation to any government agency or entity, including but not limited to the Equal Employment Opportunity Commission, Department of Justice, the Securities and Exchange Commission, the U.S. Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of law.
Attorneys’ Fees and Costs. For arbitrations commenced by Employee pursuant to this section, the JAMS Rules applicable to initial filing fees shall apply, but in no event will Employee be responsible for any portion of those fees in excess of the filing or initial appearance fees applicable to court actions in the jurisdiction where the arbitration will be conducted. Employer otherwise shall pay all costs and expenses unique to arbitration, including without limitation the arbitrator’s fees. Employer will pay all of the arbitrator’s fees and expenses if it commences the arbitration. Each party will pay its own attorneys’ fees and costs in arbitration and in court proceedings, except an arbitrator has the discretion to award the prevailing party reasonable attorneys’ fees and costs where fees and costs are expressly permitted under the law.
Exceptions to Arbitration Requirement. The only exceptions to the parties’ obligations to arbitrate disputes are:
(1)    Exception for Sarbanes-Oxley (SOX) whistleblower claims. This Agreement to Arbitrate Claims does not require arbitration of any claims to enforce rights or remedies provided by 18 U.S.C. § 1514A.
(2)    Exception for Employees Working for a CenturyLink Entity that is party to Certain Federal Contracts. If Employee works for a CenturyLink Entity that is party to a Federal contract that is: 1) in excess of $1,000,000; 2) awarded after February 17, 2010; and 3) funded under the Department of Defense Appropriations Act of 2010, then he/she is not required to resolve through arbitration any claim under Title VII of the Civil Rights Act of 1964 or any tort related to or arising out of sexual assault or harassment, including assault and battery, intentional infliction of emotional distress, false imprisonment, or negligent hiring, supervision or retention.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
(3)    Exception for Miscellaneous Claims. All claims for employee benefits under the Employee Retirement Income Security Act (“ERISA”) of 1984, as amended, are governed by the terms of the applicable plan and/or ERISA. Similarly, claims for workers’ compensation or unemployment compensation benefits are not subject to the terms of this Agreement to Arbitrate Claims. Employee retains the right to file administrative claims with any state or federal agency including, but not limited to the National Labor Relations Board, the Equal Employment Opportunity Commission and the Department of Labor.
Waiver of Right to Bring Class, Collective, Consolidated or Representative Actions. EMPLOYEE AND EMPLOYER AGREE THAT THEY VOLUNTARILY, KNOWINGLY, AND INTELLIGENTLY WAIVE ANY RIGHT THEY MAY HAVE TO BRING OR OTHERWISE PARTICIPATE WITH OTHER PERSONS IN ANY CLASS, COLLECTIVE, CONSOLIDATED ACTION OR REPRESENTATIVE ACTION UNDER ANY FEDERAL, STATE OR LOCAL LAW OR STATUTE TO THE FULLEST EXTENT PERMITTED BY LAW (hereinafter “Class Action Waiver”). Accordingly, both Employer and Employee agree to bring any dispute in arbitration on an individual basis only, and not on a class or collective basis on behalf of others. There will be no right or authority for any dispute to be brought, heard or arbitrated as a class or collective action, or as a member in any such class or collective proceeding.
Notwithstanding any other provision of this Agreement or the JAMS Rules, disputes in court or arbitration regarding the validity, enforceability or breach of the Class Action Waiver may be resolved only by the court and not by an arbitrator. In any case in which (1) the dispute is filed as a class or collective action and (2) there is a final judicial determination that all or part of the Class Action Waiver is unenforceable, the class and/or collective action to that extent must be litigated in a civil court of competent jurisdiction, but the portion of the Class Action Waiver that is enforceable shall be enforced in arbitration. Employee will not be retaliated against, disciplined or threatened with discipline as a result of Employee’s filing of or participation in a class or collective action in any forum. However, Employer may lawfully seek enforcement of this Agreement to Arbitrate Claims and the Class Action Waiver under the Federal Arbitration Act and seek dismissal of such class and collective actions or claims. The Class Action Waiver shall be severable in any case in which the dispute is filed as an individual action and severance is necessary to ensure that the individual action proceeds in arbitration.
Private attorney general representative actions brought on behalf of the state under the California Labor Code are not arbitrable, not within the scope of this Agreement to Arbitrate Claims and may be maintained in a court of law, but a claim Employee brings on Employee’s own behalf as an aggrieved employee for recovery of underpaid wages (as opposed to a representative claim for civil penalties) is arbitrable.
Severability. If any term of this Agreement to Arbitrate Claims is held to be invalid or unenforceable or contrary to public policy or any law by a court of competent jurisdiction, the term shall be severed in its entirety from this Agreement; the remaining terms of this Agreement shall remain in full force and effect. Employer does not agree that class, collective, consolidated or representative claims may be arbitrated.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

Exhibit 10.11
EXHIBIT C
Modified Effective Nov. 14, 2019
Participating and Non-Participating Companies
Participating Companies: Subject to the exceptions described below, Lumen Technologies, Inc*. and its Subsidiaries and affiliates as of November 14, 2019 (including subsidiaries and affiliates of Embarq Corporation and Qwest Communications International, Inc.).
* The Lumen brand was launched on September 14, 2020. As a result, CenturyLink, Inc. is referred to as Lumen Technologies, or simply Lumen. The legal name CenturyLink, Inc. is expected to be formally changed to Lumen Technologies, Inc. upon the completion of all applicable requirements.
Non-Participating Companies: The Companies noted below are not participating in the Plan:
•None
The Plan Design Committee or the Vice President of Legal with responsibility for Severance Benefits, or their respective designee, have the authority to amend this Exhibit C at any time and from time to time, including but not limited to, adding an entity as a Participating Company as such participation is approved by the Plan Design Committee.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

    C-1

Exhibit 10.11
EXHIBIT D
Period of Subsidized COBRA Coverage for
Directors and Vice Presidents Under Section 4.1

	Severance (weeks)			COBRA (months)
Years of Service	Directors	VPs (E1-E2)	VPs (E3 and above)	Directors	VPs (E1-E2)	VPs (E3 and above)
Up to 1	12	18	39	3	5	9
2	12	18	39	3	5	9
3	12	18	39	3	5	9
4	12	18	39	3	5	9
5	12	18	39	3	5	9
6	12	18	39	3	5	9
7	14	18	39	4	5	9
8	16	18	39	4	5	9
9	18	18	39	5	5	9
10	20	20	39	5	5	9
11	22	22	39	6	6	9
12	24	24	39	6	6	9
13	26	26	39	6	6	9
14	28	28	39	7	7	9
15	30	30	39	7	7	9
16	32	32	39	8	8	9
17	34	34	40	8	8	9
18	34	36	42	9	9	9
19	34	38	44	9	9	9
20	34	40	46	9	10	9
21	34	42	48	9	10	9
22	34	44	50	9	11	9
23	34	46	52	9	11	12
24	34	48	52	9	12	12
25	34	50	52	9	12	12
26	34	52	52	9	12	12
27+	34	52	52	9	12	12

Executive Officers and the CEO are eligible for a COBRA subsidy of up to one year in the event they are eligible for severance under Section 4.01, regardless of their years of service.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

    D-1

Exhibit 10.11
Period of Subsidized COBRA coverage for Lower Performance
Severance Under Section 4.1A

	Severance (weeks)		COBRA (months)
Years of Service	Directors	VPs (E1-E2)	Directors	VPs (E1-E2)
1	2	2	1	1
2	2	2	1	1
3	3	3	1	1
4	4	4	1	1
5	5	5	2	2
6	6	6	2	2
7	7	7	2	2
8 or more	8	8	2	2

Period of Subsidized COBRA Coverage for
Directors and Vice Presidents at E1 or above
Under Section 4.2

Directors
Weeks of Severance	Maximum Months of COBRA Subsidy
26-38	6
39-51	9
52	12

Vice-Presidents at E1 or above, excluding Executive Officers and the CEO, are eligible for a COBRA subsidy of up to one year in the event they are eligible for severance under Section 4.2, regardless of their years of service.

LUMEN EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective October 10, 2017
Reissued November 14, 2019. *Brand launch Oct. 2020

    D-2